The information in this preliminary prospectus supplement and the accompanying prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)5

Registration No. 333-144796

SUBJECT TO COMPLETION, DATED MAY 27, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 6, 2007

$300,000,000

        % Senior Notes due 2016

____________

We are offering $300 million aggregate principal amount of our     % Senior Notes due 2016 (the “notes”). We will pay interest on the notes semi-annually in arrears on each                  and                 , commencing on            , 2009. The notes will mature on                  , 2016. We may redeem the notes, in whole or in part, on or after June 1, 2013, at the redemption prices set forth in this prospectus supplement. Prior to                  , 2013, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in this prospectus supplement. In addition, prior to                  , 2012, we may redeem up to 35% of the notes from the proceeds of certain equity offerings.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. The notes will be senior in right of payment to any subordinated indebtedness.  The notes will be effectively junior to all of our secured indebtedness, to the extent of the value of the assets securing such debt, and will be effectively subordinated to indebtedness and other liabilities of our subsidiaries. See “Description of the Notes” for a complete description of the terms of the notes.

The notes will rank equally with all our existing and future senior unsecured debt and senior to all our future subordinated debt. The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

Concurrent with this offering of notes, under separate prospectus supplements, we are offering $150 million aggregate principal amount of our      % Convertible Senior Subordinated Notes due 2015 (or $172.5 million aggregate principal amount of our       % Convertible Senior Subordinated Notes due 2015 if the underwriters exercise their over-allotment option in full) and 11,000,000 shares of our common stock in an underwritten public offering (or 12,650,000 shares of our common stock if the underwriters exercise their over-allotment option with respect to that offering in full).

Investing in the notes involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-8.

		Price to Public (1)		Underwriting Discounts and Commissions		Proceeds to the Company
Per Note		%		%		%
Total	$		$		$

(1)

Plus accrued interest, if any, from June   , 2009, if settlement occurs after that date.

Delivery of the notes will be made to purchasers on or about June       , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Joint Book-Running Managers

Credit Suisse	Citi	UBS Investment Bank

Lead Manager

CALYON

Co-Managers

Banc of America Securities LLC	Dresdner Kleinwort
Morgan Stanley	RBS

The date of this prospectus supplement is                 , 2009.

TABLE OF CONTENTS

Prospectus Supplement

FORWARD-LOOKING STATEMENTS	S-ii	DESCRIPTION OF THE NOTES	S-23
SUMMARY	S-1	UNITED STATES FEDERAL TAX CONSIDERATIONS	S-65
RISK FACTORS	S-8	UNDERWRITING	S-70
USE OF PROCEEDS	S-14	LEGAL MATTERS	S-73
CAPITALIZATION	S-15	EXPERTS	S-73
RATIO OF EARNINGS TO FIXED CHARGES	S-16	INCORPORATION OF DOCUMENTS BY REFERENCE	S-74
DESCRIPTION OF CERTAIN INDEBTEDNESS	S-17

PROSPECTUS

ABOUT THIS PROSPECTUS	ii	DESCRIPTION OF THE SECURITIES WE MAY ISSUE	4
FORWARD-LOOKING STATEMENTS	iii	DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	v	DESCRIPTION OF THE CAPITAL STOCK	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	vi	DESCRIPTION OF THE SECURITIES WARRANTS	14
OUR COMPANY	1	PLAN OF DISTRIBUTION	15
USE OF PROCEEDS	2	LEGAL MATTERS	17
RATIO OF EARNINGS TO FIXED CHARGES	3	EXPERTS	17

____________

You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings, including the offerings described under “Summary—Concurrent Offerings.” Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the additional information described under the heading “Incorporation of Documents by Reference.”

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the sections entitled “Summary” and “Risk Factors,” and the accompanying prospectus, including the documents incorporated therein by reference, contain forward-looking statements that involve certain contingencies and uncertainties, including the concurrent offerings. Generally, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. For example, the financial outlook in the section entitled “Summary—Recent Developments” is based on our management’s current expectations, estimates, forecasts and projections about the operative environment, economics and markets in which we operate.  These statements are subject to important risks and uncertainties, which are difficult to predict and actual results could differ materially from those statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•

our business is cyclical and weak general economic conditions, particularly in the key industries we serve, may affect the sales of our products and financial results;

•

uncertainties regarding the duration or severity of the current global economic downturn and disruptions in the financial markets;

•

our ability to access the capital markets to raise funds and provide liquidity;

•

our business is sensitive to fluctuations in government spending;

•

our business is very competitive and may be affected by our cost structure, pricing, product initiatives and other actions taken by competitors;

•

a material disruption to one of our significant facilities;

•

our retention of key management personnel;

•

the financial condition of suppliers and customers, and their continued access to capital;

•

our ability to obtain parts and components from suppliers on a timely basis at competitive prices;

•

our ability to timely manufacture and deliver products to customers;

•

the need to comply with restrictive covenants contained in our debt agreements;

•

our business is global and subject to changes in exchange rates between currencies, as well as international politics, particularly in developing markets;

•

the effects of changes in laws and regulations;

•

possible work stoppages and other labor matters;

•

compliance with applicable environmental laws and regulations;

•

litigation and product liability claims and other liabilities;

•

investigations by the United States Securities and Exchange Commission and the Department of Justice;

•

our implementation of a global enterprise system and its performance;

•

our expectations regarding the size and terms of the concurrent offerings of convertible senior subordinated notes and common stock; and

•

other factors, including those identified under the caption “Risk Factors.”

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements contained in the documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus supplement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which we have based any forward-looking statement, except as required by law.

S-ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and may not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus supplement carefully, including the “Risk Factors” section and the financial statements and notes to these financial statements contained or incorporated by reference in this prospectus supplement or in our filings with the Securities and Exchange Commission. All references in this prospectus supplement to “we,” “us,” “our,” “Terex” or the “Company” mean Terex Corporation and its subsidiaries, unless indicated otherwise and references to “dollars” and “$” are to United States dollars. All financial information included or incorporated by reference herein excludes discontinued operations, unless the context otherwise requires or where otherwise indicated. In this prospectus supplement, including financial information incorporated by reference herein, we refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles, or GAAP.

Our Company

We are a diversified global manufacturer of capital equipment with a mission to deliver value-added offerings that meet or exceed our customers’ current and future needs.  We manufacture a broad range of equipment for use in the construction, infrastructure, quarrying, recycling, mining, shipping, transportation, refining, utility and maintenance industries. We operate in four reportable segments: (i) Terex Aerial Work Platforms; (ii) Terex Construction; (iii) Terex Cranes; and (iv) Terex Materials Processing & Mining. Our products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

We have grown since our incorporation in 1986, achieving $9.9 billion of net sales in 2008, up from $9.1 billion of net sales in 2007.  For further discussion of our sales, see “—Recent Developments—Financial Outlook.”  While much of our historic growth had been achieved through acquisitions, a majority of our recent growth has been generated from existing operations.  Since 2004, we have focused on becoming a superb operating company under the Terex franchise.  As we have grown, our business has become increasingly international in scope, with products manufactured in North and South America, Europe, Australia and Asia and sold worldwide.  We are focusing on expanding our business globally, with an increased emphasis on developing markets such as China, India, Russia, the Middle East, Africa and Latin America.

We also continue to focus on integrating the companies that we have acquired. In the past, we operated in a decentralized manner. However, we have increasingly coordinated our operations to improve our business. We are becoming a more unified operating company, one that combines the strengths of many different people, products and technologies under one global umbrella.

Terex Aerial Work Platforms

Our Aerial Work Platforms segment designs, manufactures, markets and refurbishes aerial work platform equipment, telehandlers, power equipment, construction trailers and utility equipment. Construction, building maintenance, government and utility customers use these products to build and/or maintain large physical assets and structures, construct and maintain utility lines, trim trees and for other commercial operations. Additionally, we own much of the North American distribution channel for our utility products group and operate a fleet of rental utility products in the United States and Canada.

Terex Construction

Our Construction segment designs, manufactures and markets heavy and compact construction equipment, asphalt and concrete equipment, landfill compactors and bridge inspection equipment. Construction, logging, mining, industrial and government customers use these products in construction and infrastructure projects, in coal, minerals, sand and gravel operations and to build roads.

Terex Cranes

Our Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck-mounted cranes (boom trucks and loading cranes) and telescopic container stackers. These products are used primarily for construction, repair and maintenance of infrastructure, building and manufacturing facilities.

Terex Materials Processing & Mining

Our Materials Processing & Mining segment designs, manufactures and markets crushing and screening equipment, hydraulic mining excavators, highwall mining equipment, high capacity surface mining trucks, drilling equipment and other products. Construction, mining, quarrying and government customers use these products in construction and commodity mining.

We also assist customers in their rental, leasing and acquisition of our products through Terex Financial Services, Inc.

On January 1, 2009, we realigned certain operations in an effort to capture market synergies and streamline our cost structure.  The Roadbuilding businesses, formerly part of our Roadbuilding, Utility Products and Other (“RBUO”) segment, are now consolidated within the Construction segment.  The Utility Products businesses, formerly part of the RBUO segment, are now consolidated within the Aerial Work Platforms segment.  Additionally, our truck-mounted articulated hydraulic crane line of business produced in Delmenhorst and Vechta, Germany, formerly part of the Construction segment, is now consolidated within the Cranes segment.  Certain other businesses that were included in the RBUO segment are now reported in Corporate and Other, which includes eliminations among our segments.

We view our purpose as making products that will be used to improve the lives of people around the world.  Our vision focuses on our commitments to our core constituencies of customers, stakeholders and team members by providing our customers with a superior ownership experience, our stakeholders with a profitable enterprise that increases value, and our team members with a preferred place to work.

Competitive Strengths

We believe our competitive strengths, together with our balanced and comprehensive business strategy, provide us with the flexibility and capability to achieve our goals.

Diversified and Balanced Revenue Base

Our business is highly diversified by products, end markets and geography.  For the three months ended March 31, 2009, our Aerial Work Platforms, Construction, Cranes and Materials Processing & Mining segments accounted for approximately 17%, 20%, 35% and 28%, respectively, of total net sales, before eliminations.

Given our global scale, we benefit from strong growth in our markets outside of the United States and Canada, with sales in these markets accounting for approximately 65% of our total net sales for the year ended December 31, 2008.  While we have developed a geographically diverse revenue base with approximately 38% of our revenues for the year ended December 31, 2008 derived from the Americas, 42% from Europe, Africa and the Middle East and 20% from Asia and Australia, our long-term goal is a revenue base of 1/3 of our revenue from the Americas, 1/3 from Europe, Africa and the Middle East and 1/3 from Asia and Australia.

We remain focused on expanding the geographic reach of our businesses, emphasizing developing areas, including China, India, Russia, the Middle East, Africa and Latin America, which together accounted for more than 23% of our sales for the year ended December 31, 2008.  While no market is immune to the effects of the current global financial and economic situation, we believe that developing markets will prove to be attractive places in which to operate and do business in the decades to come.

Leading Positions in Certain Construction Equipment Markets

We compete and maintain leading market positions in certain construction equipment markets.  Our markets are often characterized by high fragmentation with fewer well-capitalized participants, thereby enabling us to differentiate ourselves through our scale, diverse product offering and breadth of services. Additionally, in many markets we compete with smaller niche participants or with industrial conglomerates where construction equipment is not the primary focus, resulting in less direct competition with larger global construction equipment competitors.

Driving Operating Excellence

Driving operating excellence across the entire value chain is vital to our delivering high quality, reliable products on time and at a low cost to our customers.  This means working with our suppliers to cut lead times and increase inventory turnover, improving the quality of our existing and new products, improving our order entry and scheduling activities, and developing effective management systems for all of our processes, products and people. To achieve operating excellence in the supply chain, in design and in manufacturing, we promote a culture of continuous improvement and removing waste (anything that does not add value) at every organizational level of the Company, and we have established Terex learning centers to teach these principles to key team members throughout the Company.

Proven Ability to Identify and Integrate Acquisitions

We have a history of successfully identifying and integrating acquisitions and continue to selectively consider acquisitions that meet our criteria, while maintaining our highly selective approach to acquisition opportunities. Over the last ten years, we have identified and successfully integrated over 30 acquisitions.  We believe our scale, diversification and integration expertise allow us to consummate acquisitions resulting in synergies, high returns on invested capital and strong free cash flow generation.

Recent Developments

Financial Outlook

We continue to experience many challenges in the current operating environment, as the deterioration in the fundamentals of the global economy, combined with the global credit constriction, is having a more significant impact on our business.  Each of our segments experienced significantly weaker results in the first quarter of 2009 than in the comparable period in 2008.  The turmoil from the global credit crisis and economic slowdown has quickly and deeply impacted sales for both the Company and the industry as a whole, with certain businesses down almost 75% from year ago levels.  As a result, we continue to aggressively target and implement cost reduction activities.  We are realigning our businesses for the current demand environment by reducing headcount, lowering production levels and production capacity, and consolidating facilities.

The global economy remains under stress and our expectations for the remainder of 2009 have been lowered as we expect the remainder of 2009 to continue to be challenging.  The depth and duration of the global economic decline is not known, although some stability is beginning to develop in a number of our businesses.  While we remain confident that our strategy of product and geographic diversity is the right one to deliver positive shareholder returns for the long term, the current environment presents unique challenges.

In response to the present economic environment, we have taken and will continue to take aggressive actions to reduce costs and preserve cash in all of our businesses.  These actions have already resulted in a $208 million quarterly manufacturing and selling, general and administrative spending reduction, as compared to peak spending levels in the second quarter of 2008, with a target to exceed a per quarter spending reduction of $300 million by year-end 2009.

The marketplace for each of our businesses is somewhat different, but there is a common approach we are taking throughout the Company.  In the remainder of 2009, we will be managing our business even more aggressively than normal for cash.  We are operating with a build-to-order approach as we tightly manage inventory levels.  All of our businesses are working closely with our suppliers to minimize raw material deliveries and with our customers and dealers to confirm existing orders in an effort to minimize the level of inventory in the distribution channel.  We continue to operate at reduced production levels, in many instances at levels well below current demand, with the primary objective to reduce inventory.  We believe that this strategy, along with significant reductions in production scheduling, should generate significant cash flow from operations during the remainder of 2009.  We continue to expect to reduce inventory levels by more than $500 million by the end of 2009 as compared to year-end 2008.  With the actions we are taking to reduce costs and increase cash generated from operations together with the net proceeds from this offering and the concurrent offerings, we expect to have sufficient liquidity to execute our key business plans.

Uncertainty around the depth and duration of the current economic decline makes it difficult to forecast our expectations for the remainder of 2009 with a reasonable degree of certainty.  However, we are planning for continued softness in demand as a result of weak global end markets, combined with continued constrained credit availability worldwide.  We expect our overall 2009 net sales to decline in the range of 40%-45% as compared to 2008, approximately 14% of which is the estimated translation effect of foreign currency exchange rate changes.

In light of the increasing weakness in market conditions, mainly in the Construction and Aerial Work Platforms Segments, ongoing significant restructuring activities and related charges, the reserve for the proposed SEC settlement, and our continued focus on operating the business for cash instead of earnings, we have limited visibility as to when our markets will begin to stabilize and are not providing any guidance or assurance regarding our earnings performance for the second quarter of 2009 or the balance of 2009 at this time.

SEC Investigation

On May 27, 2009, we filed a Current Report on Form 8-K (which is incorporated by reference in this prospectus supplement, see “Incorporation of Documents by Reference”) with respect to a proposed settlement of the previously disclosed private investigations by the SEC into our accounting and certain transactions involving us and our subsidiaries, on the one hand, and United Rentals, Inc., on the other, in 2000 and 2001.

Bank Facility Amendment

We are currently seeking an amendment to our bank credit facility.  Pursuant to the amendment, we would reduce our domestic revolving credit commitments under the credit facility by $150 million, prepay approximately $58.5 million principal amount of our term loans under the credit facility, and increase the interest rates charged under our credit facility.  The amendment would also eliminate certain existing financial covenants dealing with our consolidated leverage ratio and consolidated fixed charge coverage ratio, and instead require us to (a) maintain liquidity (as defined in the amendment) of not less than $250 million on the last day of each fiscal quarter through June 30, 2011, and (b) thereafter, maintain a senior secured leverage ratio (as defined in the amendment) not in excess of 3.50 to 1.00 at the end of each fiscal quarter, with the ratio declining to 3.00 to 1.00 effective October 1, 2012 and to 2.50 to 1.00 effective October 1, 2013.  Under the amendment, at any time on or prior to June 30, 2011, if our consolidated leverage ratio is greater than 2.50 to 1.00, we will be prohibited from repurchasing shares of our common stock, paying dividends or redeeming or making payments on debt (other than regularly scheduled payments of debt and debt under our bank credit facility).  Pursuant to the amendment, we added flexibility in various restrictive covenants and also agreed to provide certain collateral to secure our obligations under the credit facility.  The amendment also includes certain other technical changes.  The effectiveness of the amendment is conditioned on our successful completion of this offering, the convertible senior subordinated notes offering and/or the common stock offering, with proceeds of at least $300 million in the aggregate from any or all such offerings. See “Description of Certain Indebtedness—2006 Credit Agreement—Proposed Amendment.”

Concurrent Offerings

Concurrently with this offering, under separate prospectus supplements, we intend to offer up to $150 million aggregate principal amount of          % Convertible Senior Subordinated Notes due 2015 (or $172.5 million aggregate principal amount of our    % Convertible Senior Subordinated Notes due 2015 if the underwriters exercise their over-allotment option in full) and up to 11,000,000 shares of our common stock in an underwritten public offering (or 12,650,000 shares of our common stock if the underwriters exercise their over-allotment option with respect to that offering in full).  We intend to use the net proceeds of this offering, the offering of convertible senior subordinated notes and the offering of common stock for the repayment of certain indebtedness and general corporate purposes as described in “Use of Proceeds.”

Other Information

Our principal executive offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of Notes.” For purposes of this summary and the “Description of Notes,” references to “the Company,” “Terex,” “issuer,” “we,” “our” and “us” refer only to Terex and not to its subsidiaries.

Issuer

Terex Corporation.

Securities Offered

$300 million aggregate principal amount of          % Senior Notes due 2016.

Maturity

                  , 2016.

Issue Price

   %, plus accrued interest, if any, from                   , 2009.

Interest Payment Dates

We will pay interest on the notes semi-annually on                   and                    of each year, beginning                   , 2009.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The notes will be senior in right of payment to all of our existing and future subordinated indebtedness.  The notes will be effectively junior to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such debt, and will be effectively subordinated to indebtedness and other liabilities of our subsidiaries, including guarantees of our 7-3/8% Senior Subordinated Notes due 2014 (the “2014 Notes”).

As of March 31, 2009, on an adjusted basis after giving effect to the offering, the concurrent offerings of convertible senior subordinated notes and common stock (assuming no exercise of the underwriters’ over-allotment option in either the convertible senior subordinated notes or common stock offering), application of the net proceeds from the offering and the concurrent offerings of convertible senior subordinated notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds” and the effectiveness of the bank credit facility amendment as described in “—Bank Facility Amendment,” we would have had (i) approximately $429 million of senior indebtedness, which includes approximately $136 million of outstanding borrowings under our bank credit facility and approximately $293 million of the notes offered hereby, which assumes the proceeds from the $300 million in aggregate principal amount of the  notes offered hereby at an issue price of 97.625%, (ii) approximately $146 million of outstanding secured indebtedness, and (iii) approximately $1,249 million of subordinated indebtedness, of which $800 million consists of our 8% Senior Subordinated Notes Due 2017 (the “2017 Notes”), approximately $299 million consists of our 2014 Notes and approximately $150 million from our convertible senior subordinated notes offered concurrently.  Our bank credit facility and the 2014 Notes have been guaranteed by certain of our domestic subsidiaries and, accordingly, are structurally senior to the notes. The 2017 Notes are not currently guaranteed by any of our subsidiaries, but under specified limited circumstances could be guaranteed by certain of our domestic subsidiaries in the future. For the year ended December 31, 2008, before intercompany eliminations, our guarantors under the 2014 Notes contributed approximately $3,465.0 million to our net sales and held approximately $1,319.6 million of our total assets. See “Risk Factors—Risks Related to This Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries, including senior subordinated obligations of such subsidiaries. In addition, our obligations under our bank credit facility and our 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby will not have the benefit of any guarantees.”

Optional Redemption by Us

We may redeem some or all of the notes at any time prior to June 1, 2013, at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date and a “make-whole” premium. At any time on or after June 1, 2013 (which may be more than once), we can choose to redeem some or all of the notes at certain specified prices plus accrued interest. See “Description of the Notes—Optional Redemption.”

Optional Redemption after Equity Offerings

At any time (which may be more than once) before June 1, 2012, we can choose to redeem up to 35% of the outstanding notes with money that we raise in certain equity offerings, as long as we pay          % of the principal amount of the notes plus accrued interest and at least 65% of the notes originally issued remain outstanding afterwards. See “Description of the Notes—Optional Redemption.”

Change of Control

Upon a change of control, each holder may require us to repurchase all or a portion of the notes at a purchase price of 101% of their principal amount plus accrued interest, if any, to the date of purchase. See “Description of the Notes—Change of Control.”

Covenants

The indenture will contain covenants that limit what we (and most or all of our subsidiaries) may do. The indenture will limit our ability to:

•

incur additional indebtedness;

•

pay dividends and make distributions;

•

make certain investments;

•

permit payment or dividend restrictions on certain of our subsidiaries;

•

transfer and sell assets;

•

create certain liens;

•

engage in certain transactions with affiliates;

•

issue stock of subsidiaries; and

•

consolidate or merge or sell all or substantially all of our assets and the assets of our subsidiaries.

In addition, we will be obligated to offer to repurchase the notes at a price of 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales.

These restrictions and prohibitions are subject to a number of important qualifications and exceptions. See “Description of the Notes—Certain Covenants.”

Subject to certain exceptions, the limitation on our ability to make certain dividends and distributions is based on a calculation of our net income, equity issuances and other items since March 31, 1998 (as defined under the indenture that governs the notes offered hereby), rather than since the date of this offering. As of March 31, 2009, we would have had the capacity to make certain payments, including dividends, of up to approximately $1 billion (which is available only upon achievement of a minimum cash flow coverage test and which we currently meet) under the indenture that governs the notes offered hereby. See “Description of the Notes—Certain Covenants.”

Guarantees

The notes will not initially be guaranteed by any of our subsidiaries.  If the 2014 Notes are satisfied, repaid, discharged or defeased or the covenants in the 2014 Notes would otherwise allow, we will cause certain of our domestic subsidiaries to fully and unconditionally guarantee the notes.  See “Description of Notes—Certain Covenants—Future Subsidiary Guarantors.”

Use of Proceeds

We intend to use the net proceeds from this offering, and the concurrent offerings of convertible senior subordinated notes and common stock (including any proceeds resulting from any exercise by the underwriters of their over-allotment option for either offering) for the repayment of existing debt, fees and expenses and general corporate purposes. See “Use of Proceeds.”

Trustee

HSBC Bank USA, National Association.

Form

The notes will initially be issued in book-entry form through the facilities of DTC and Euroclear. Such notes will be issued in the form of one or more permanent global notes.

Risk Factors

Your investment in the notes will involve certain risks. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest.

For more complete information about the notes, see the “Description of the Notes” section of this prospectus supplement.

RISK FACTORS

You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in the notes. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions. See “Forward-Looking Statements” on page S-ii of this prospectus supplement.

Risks Related to This Offering

We reported a net loss for the first quarter of 2009 and remain subject to the effects of the global economic downturn.

During the first quarter of 2009, we recorded a net loss of $74.9 million.  We believe our results will continue to be adversely affected by the global economic downturn, which has materially and adversely affected sales for our industry.  In light of the increasing weakness in market conditions, mainly in the Construction and Aerial Work Platforms Segments, ongoing significant restructuring activities and related charges, the reserve for the proposed SEC settlement, and our continued focus on operating the business for cash instead of earnings, we have limited visibility as to when our markets will begin to stabilize and are not providing any guidance or assurance regarding our earnings performance for the second quarter of 2009 or the balance of 2009 at this time. For additional information concerning our current operating and market conditions, see “Summary—Recent Developments—Financial Outlook” beginning on page S-3 of this prospectus supplement.

Our level of indebtedness could impair our financial flexibility, competitive position, financial condition and could prevent us from fulfilling our obligations under the notes offered hereby.

As a result of offering these notes and the concurrent offering of convertible senior subordinated notes as described in “Summary—Concurrent Offerings,” we will have substantial debt. On an adjusted basis as of March 31, 2009, after giving effect to the offering, the concurrent offerings of convertible senior subordinated notes and common stock as described in “Summary—Concurrent Offerings” (assuming no exercise of the underwriters’ over-allotment option in either the convertible senior subordinated notes or common stock offering) and the application of the net proceeds from the offering and the concurrent offerings of convertible senior subordinated notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds,” we would have had approximately $1,786 million of indebtedness. We would also have had significant availability under our revolving credit facility. See “Capitalization.” We are permitted by the terms of the notes offered hereby and our other indebtedness to incur substantial additional indebtedness, subject to the restrictions therein. See “Description of Certain Indebtedness.” Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have important consequences for you. For example, it could:

•

make it more difficult for us to satisfy our obligations under our indebtedness, including the notes offered hereby;

•

limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

•

require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•

increase our vulnerability to general adverse economic and industry conditions;

•

limit our ability to respond to business opportunities; and

•

subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

The terms of our bank credit facility and the indentures governing our Existing Notes and the notes offered hereby may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

Our bank credit facility and the indentures governing the 2014 Notes and the “2017 Notes,” and the notes offered hereby contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•

incur or guarantee additional debt;

•

pay dividends and make other restricted payments;

•

create or incur certain liens;

•

make certain investments and capital expenditures;

•

acquire new businesses;

•

engage in sales of assets and subsidiary stock;

•

enter into transactions with affiliates; and

•

transfer all or substantially all of our assets or enter into merger or consolidation transactions.

We have debt outstanding and must comply with restrictive covenants in our debt agreements.

These covenants also require us to meet certain financial tests. Specifically, these financial tests are a consolidated leverage ratio test and a consolidated fixed charge coverage ratio test, as such tests are defined in our debt agreements. While we are currently in compliance with both of the foregoing tests, we sought and received an amendment to our bank credit facility on February 24, 2009.  This amendment was necessary because of continued deteriorating business conditions in certain of our operating segments and the impact of historical fixed charges incurred on a trailing twelve months basis (for example, interest expense, cash taxes, share repurchases and capital expenditures) causing us to believe there was a likelihood that we would be in violation of the consolidated fixed charge coverage ratio covenant under our credit agreement as early as the end of the first quarter of 2009 without such an amendment. Increases in our debt, increases in our fixed charges, decreases in our earnings or any combination of the above, could cause us to be in default of these financial covenants during 2009 or beyond. A failure to comply with our debt covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. We are currently seeking to further amend our bank credit facility to eliminate certain existing financial covenants dealing with consolidated leverage ratio and consolidated fixed charge coverage ratio.  See “Description of Certain Indebtedness—2006 Credit Agreement—Proposed Amendment.”

If we default on our bank credit facility or the indentures governing the Existing Notes or our other indebtedness, the lenders thereunder:

•

will not be required to lend any additional amounts to us; and

•

could in certain circumstances elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable,

either of which could result in an event of default under the indenture governing the notes offered hereby. In addition, changes in economic or business conditions, results of operations or other factors could cause us to default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of our debt and possibly bankruptcy.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.

Our business may not generate sufficient cash flow from operating activities. Our ability to make payments on and to refinance our debt, including the notes offered hereby, and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower revenues, or uncollectible receivables, generally will reduce our cash flow.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our bank credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes offered hereby. See “—Our access to borrowing capacity has been and could continue to be affected by the uncertainty impacting credit markets generally.”  We cannot guarantee you that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes offered hereby. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. See “—Our access to borrowing capacity has been and could continue to be affected by the uncertainty impacting credit markets generally.” Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our bank credit facility and the indentures governing the Existing Notes and the notes offered hereby, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

Our ratio of earnings to fixed charges was 3.5x and less than 1.0x, respectively, for the twelve months ended December 31, 2008 and the three months ended March 31, 2009. On an adjusted basis after giving effect to the offering, the concurrent offerings of convertible senior subordinated notes and common stock as described in “Concurrent Offerings” (assuming no exercise of the underwriters’ over-allotment option in either the convertible senior subordinated notes or common stock offering) and the application of the net proceeds from the offering and the concurrent offerings of convertible senior subordinated notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds,” our ratio of earnings to fixed charges would have been 2.5x and less than 1.0x, respectively, during such periods.

We expect our interest expense on borrowings will increase $24.5 million for fiscal 2009 based on the assumed interest rates set forth below  and after giving effect to this offering, the concurrent offerings of convertible senior subordinated notes and common stock (assuming no exercise of the underwriters’ over-allotment option in either the convertible senior subordinated notes or common stock offering) and the application of the net proceeds from this offering and the concurrent offerings of convertible senior subordinated notes and common stock for the repayment of certain indebtedness as described under “Use of Proceeds.” The annual interest expense associated with the notes is assumed to be $30.8 million based on an interest rate of 10.25%.  The annual interest expense associated with the convertible senior subordinated notes is assumed to be $11.5 million based on a cash interest rate of 4% and additional interest accounted for under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and assuming no exercise of the underwriters’ over-allotment option. A 1/8% change in the assumed interest rate would change the annual debt service obligations with respect to the notes and the convertible senior subordinated notes by $0.4 million and $0.2 million, respectively.

We depend upon the operations of our subsidiaries.

Our ability to make interest and principal payments when due to holders of the notes depends upon the receipt of sufficient funds from our subsidiaries. The notes are not currently guaranteed by any of our subsidiaries, but under specified limited circumstances could be guaranteed by certain of our domestic subsidiaries in the future. See “—The notes will be structurally subordinated to all liabilities of our subsidiaries, including senior subordinated obligations of such subsidiaries. In addition, our obligations under our bank credit facility and our 2014 Notes are guaranteed by certain of our domestic subsidiaries. The notes offered hereby initially will not have the benefit of any guarantees.” Substantially all of our consolidated assets are held by our subsidiaries and substantially all of our cash flow and net income are generated by our subsidiaries.  For year ended December 31, 2008, before intercompany eliminations, our guarantors under the 2014 Notes contributed approximately $3,465.0 million to our net sales and held approximately $1,319.6 million of our total assets. Substantially all of our remaining net sales were contributed by subsidiaries that are not guarantors under the 2014 Notes.

Our access to borrowing capacity has been and could continue to be affected by the uncertainty impacting credit markets generally.

Our ability to access the capital markets to raise funds through the sale of equity or debt securities is subject to various factors, including general economic and/or financial market conditions.  As a result of current economic conditions, including turmoil and uncertainty in the capital markets, credit markets have tightened significantly, which makes obtaining new capital more challenging and more expensive. The current conditions of the financial markets have adversely affected the availability of credit and liquidity resources and our access to capital markets is limited and subject to increased costs until stability re-emerges.

In addition, several large financial institutions have either recently failed or been dependent on the assistance of the U.S. federal government to continue to operate as a going concern. Although we believe that the banks participating in our bank credit facility have adequate capital and resources, we can provide no assurance that all of these banks will continue to operate as a going concern in the future. If any of the banks in our lending group were to fail, it is possible that the borrowing capacity under our bank credit facility would be reduced. In the event that the availability under our bank credit facility was reduced significantly, we could be required to obtain capital from alternate sources in order to finance our capital needs. Our options for addressing such capital constraints would include, but not be limited to (i) obtaining commitments from the remaining banks in the lending group or from new banks to fund increased amounts under the terms of our bank credit facility, or (ii) accessing the public capital markets. If it becomes necessary to access additional capital, it is likely that any such alternatives in the current market would be on terms less favorable than under our existing bank credit facility terms, which could have a negative impact on our consolidated financial position, results of operations, or cash flows.

The notes will be structurally subordinated to all liabilities of our subsidiaries, including senior subordinated obligations of such subsidiaries. In addition, our obligations under our bank credit facility and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.

The notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries. Our bank credit facility and our 2014 Notes are guaranteed by certain of our domestic subsidiaries. For year ended December 31, 2008, before intercompany eliminations, our guarantors under the 2014 Notes contributed approximately $3,465.0 million to our net sales and held approximately $1,319.6 million of our total assets.  Substantially all of our remaining net sales were contributed by subsidiaries that are not guarantors under the 2014 Notes. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries would pay the holders of their debts, preferred equity interests and their trade creditors before they would be able to distribute any of their assets to us. Initially, the notes offered hereby will not have the benefit of guarantees by our subsidiaries and may never have the benefit of these guarantees. See “Description of the Notes.” As a result of the guarantees of our bank credit facility and the 2014 Notes, holders of the notes offered by this prospectus supplement are structurally subordinated to the lenders under our bank credit facility and the holders of our 2014 Notes, with respect to the assets of the subsidiaries providing a guarantee. See “Capitalization.”

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we have to receive any assets of any of the subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

Your right to receive payments on the notes offered hereby is junior to our existing and future secured debt.

In addition to being structurally subordinated to indebtedness and other liabilities of our subsidiaries, the notes will not be secured by any of our assets. Our obligations under our bank credit facility are secured by a security interest in substantially all of our property, including inventory, equipment, receivables and intangible assets such as licenses, trademarks and customer lists. As of March 31, 2009, on an adjusted basis after giving effect to the offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of convertible senior subordinated notes and common stock (assuming no exercise of the underwriters’ over-allotment option in the common stock offering) and the application of the net proceeds from the offering and the concurrent offerings of convertible senior subordinated notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds,” we would have had approximately $146 million of outstanding secured indebtedness. We can also incur additional secured debt in the future.  See “Capitalization” and “Description of the Notes—Certain Covenants—Limitation on Liens.”  If we become insolvent or are liquidated, or if payment under our bank credit facility or future secured debt is accelerated, lenders under the bank credit facility and holders of the future secured debt would be entitled to exercise the remedies available to a secured lender.  Therefore, our bank lenders and such future secured debtholders would have a claim on such assets before the holders of the notes offered hereby. We cannot assure you that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the bank credit facility and our other indebtedness, including the notes offered hereby.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes offered hereby.

Any default under the agreements governing our indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes offered hereby. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or litigation.

Despite our current levels of debt, we may still incur substantially more debt and increase the risks associated with our proposed leverage.

The provisions contained or to be contained in the agreements relating to our indebtedness limit but do not prohibit our ability to incur additional indebtedness and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. If we incur any additional debt that ranks equally with the notes offered hereby, the holders of that debt will be entitled to share ratably with the holders of these notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. If new debt is added to our current debt levels, the related risks that we now face could intensify.  See “Description of the Notes—Certain Covenants—Limitation on Indebtedness.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. A change of control under the indenture governing the notes offered hereby would also constitute a change of control under the indentures governing the Existing Notes and the credit agreement governing the bank credit facility and may constitute a fundamental change under indenture governing the convertible senior subordinated notes as described in “Concurrent Offerings.” We may not have sufficient financial resources to repurchase all of the notes, the Existing Notes and/or the convertible senior subordinated notes that are tendered upon a change of control or prepay loans under our bank credit facility. A failure to repurchase the notes, the Existing Notes and/or the convertible senior subordinated notes when required would result in a default under the indentures governing the notes offered hereby, the Existing Notes and the convertible senior subordinated notes as well as the credit agreement governing the bank credit facility. See “Description of the Notes—Change of Control.”

In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (3) of the definition of “Change of Control” under the caption “Description of Notes—Certain Definitions,” if the outgoing directors were to approve the new directors for the purpose of such change of control clause.

If any of our subsidiaries are permitted to guarantee the notes, a court could cancel the guarantees of the notes under fraudulent transfer law.

The notes will not initially be guaranteed by any of our subsidiaries.  If the 2014 Notes are satisfied, repaid, discharged or defeased or the covenants in the 2014 Notes would otherwise allow, we will cause certain of our domestic subsidiaries to fully and unconditionally guarantee the notes. See “Description of Notes—Certain Covenants—Future Subsidiary Guarantors.” Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the subsidiary or to a fund for the benefit of its creditors.

A court might take these actions if it found, among other things, that when the guarantor incurred the debt evidenced by its guarantee (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the debt and (ii) any one of the following conditions was satisfied:

•

the guarantor was insolvent or rendered insolvent by reason of the incurrence;

•

the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•

the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes issuance. The determination of whether a guarantor was or was not rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its assets at a fair valuation or if the present fair salable value of it assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they mature.

If a court canceled a guarantor’s guarantee, you would no longer have a claim against that guarantor or its assets. Our assets and the assets of the remaining guarantors may not be sufficient to pay the amount then due under the notes.

There may be no active trading market for the notes offered hereby, and if one develops, it may not be liquid.

The notes are new issues of securities for which there currently are no trading markets. We do not intend to apply for a listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, we cannot assure you that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, the price of our underlying common stock, general economic conditions and our financial condition, performance and prospects. The underwriters have advised us that they intend to make markets in the notes, but they are not obligated to do so. The underwriters may terminate their market making activities at any time, in their sole discretion, which could negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell.

Under the indenture that governs the notes offered hereby, we would have had the capacity to make certain payments, including dividends, of up to approximately $1 billion as of March 31, 2009.

The indenture that governs the notes offered hereby limits our ability to make certain payments, including dividends, loans or investments or the redemption or retirement of any equity interests and indebtedness subordinated to the notes. However, subject to certain exceptions, these limitations are based on a calculation of our net income, equity issuances and other items since March 31, 1998 (as defined under the indenture that governs the notes offered hereby), rather than since the date of this offering. Accordingly, as of March 31, 2009, we would have had the capacity to make certain payments, including dividends, of up to approximately $1 billion (which is available only upon achievement of a minimum cash flow coverage test, which we currently meet) under the indenture that governs the notes offered hereby. See “Description of the Notes—Certain Covenants.”

The notes are expected to be issued with original issue discount for United States federal income tax purposes.

We expect that the “stated redemption price at maturity” of the notes will exceed their “issue price” (both as defined below under “ United States Federal Tax Considerations—Original Issue Discount”) by an amount that equals or exceeds the statutory de minimis amount and, accordingly, we expect that the notes will be issued with original issue discount for United States federal income tax purposes in an amount equal to such excess.  United States holders (as defined below under “United States Federal Tax Considerations—United States Holders”) will be required to include such original issue discount in their gross income as it accrues, in advance of their receipt of cash attributable to such original issue discount.  See “United States Federal Tax Considerations.”

USE OF PROCEEDS

The net proceeds from the issuance and sale of the notes will be approximately $                    million, after deducting the underwriting discount and our estimated expenses for the offering. We intend to use the net proceeds from the sale of the notes together with the net proceeds, if any, from the concurrent offerings of convertible senior subordinated notes and common stock, first, to pay down all outstanding amounts under the domestic portion of the revolving credit component of our bank credit facility, which fluctuates day-to-day but was $139.5 million as of May 26, 2009 and $81.5 million as of March 31, 2009, second, to pay down approximately $58.3 million principal amount of our term loans under our bank credit facility, and third, for our general corporate purposes. Amounts outstanding under our revolving credit facility may be reborrowed. The interest rate under our revolving credit facility is variable and the weighted average interest rate on the outstanding portion of this revolving credit component was 3.37% as of May 26, 2009 and 4.25% as of March 31, 2009. Upon effectiveness of the proposed amendment to our bank credit facility, the average interest rate under our revolving credit facility will increase by approximately 1%. Our revolving credit facility will be available through July 14, 2012. We currently have term loans outstanding under our bank credit facility, which will mature on July 14, 2013. Term loans under our bank credit facility bear interest at a rate of LIBOR plus 2.75%. The weighted average interest rate on the term loans was 3.97% as of May 26, 2009 and 3.97% as of March 31, 2009.  Upon effectiveness of the proposed amendment to our bank credit facility, the average interest rate on these term loans will increase by approximately 1%. See “Capitalization.”

CAPITALIZATION

The following table shows our cash and cash equivalents and our capitalization as of March 31, 2009 on:

•

an actual basis; and

•

an as adjusted basis to give effect to this offering, the concurrent offerings of convertible senior subordinated notes and common stock (assuming no exercise of the underwriters’ over-allotment option in either the convertible senior subordinated notes or common stock offering) and the application of the net proceeds from this offering and the concurrent offerings of convertible senior subordinated notes and common stock for the repayment of certain indebtedness as described in “Use of Proceeds.”

This table should be read together with our “Risk Factors” included in this prospectus supplement and the consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.  The actual size of this offering and the concurrent offerings may vary from the amounts set forth below and the use of proceeds may change accordingly.

	As of March 31, 2009
(unaudited, dollars in millions)	Actual	As Adjusted for this Offering and for the Concurrent Convertible Senior Subordinated Notes and Common Stock Offerings
Cash and cash equivalents	$344.3	$794.0
Debt:
7-3/8% Senior Subordinated Notes due 2014	$298.7	$298.7
8% Senior Subordinated Notes due 2017	800.0	800.0
Notes issued pursuant to this offering	—	292.9	(1)
Convertible senior subordinated notes offered concurrently	—	150.0	(2)
Bank credit facility – term debt (3)	194.5	136.2
Bank credit facility – revolving credit facility (4)	81.5	—
Notes payable	102.3	102.3
Capital lease obligations	5.8	5.8
Total debt	$1,482.8	$1785.8

Stockholders’ equity:
Common stock, $0.01 par value—300.0 million shares authorized, 107.5 million shares issued, 94.4 million shares outstanding, actual; 300.0 million shares authorized, 118.5 million shares issued, 105.4 million shares outstanding, as adjusted	$1.1	$1.2
Additional paid-in capital	1,042.4	1,203.3
Retained earnings	1,281.8	1,281.8
Accumulated other comprehensive income (loss) .	(156.7)	(156.7)
Less cost of shares of common stock in treasury; 13.1 million shares	(598.8)	(598.8)
Total Terex Corporation stockholders’ equity	1,569.8	1,730.7
Total capitalization	$3,052.6	$3,516.6

(1)

Assumes the proceeds from the $300 million in aggregate principal amount of the notes offered hereby at an issue price of 97.625%.

(2)

Under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement), a debt discount would have been recorded for the convertible senior subordinated notes offered concurrently, reducing outstanding debt and increasing stockholders’ equity in an equal amount. This discount is not reflected in the amounts shown in the table.

(3)

Our 2006 bank credit facility provided us with initial term loan of $200 million.  The 2006 bank credit facility also provides for incremental loan commitments of up to $300 million, which may be extended at the option of the lenders thereunder in the form of revolving credit loans, term loans or a combination of both. See “Description of Certain Indebtedness.”

(4)

Our 2006 bank credit facility provides us with a revolving line of credit of up to $700 million. Under the proposed amendment to our bank credit facility, this revolving line of credit would decrease to up to $550 million. See “Description of Certain Indebtedness—2006 Credit Agreement—Proposed Credit Amendment.” The 2006 bank credit facility includes facilities for issuance of letters of credit. Letters of credit issued under the 2006 bank credit facility letter of credit facilities decrease availability under the revolving line of credit. The 2006 bank credit facility also provides for incremental loan commitments of up to $300 million, which may be extended at the option of the lenders thereunder in the form of revolving credit loans, term loans or a combination of both. As of May 26, 2009, the revolving bank credit facility had outstanding borrowings of $139.5 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	For the Year Ended December 31,					Three Months Ended March 31,
(dollars in millions)	2008	2007	2006	2005	2004	2009
Ratio of earnings to fixed charges (1)(2)	3.5x	10.8x	6.0x	3.4x	2.2x	—(3)
Amount of earnings deficiency for coverage of fixed charges	—	—	—	—	—	97.9
As adjusted ratio of earnings to fixed charges for this offering and the concurrent convertible senior subordinated notes and common stock offerings and application of proceeds thereof	2.5x(4)					—(3)(5)

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding minority interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/writeoff of debt issuance costs and portion of rental expense representative of interest factor.

(2)

There are no shares of preferred stock outstanding.

(3)

Less than 1.0x.

(4)

The as adjusted ratio of earnings to fixed charges for this offering and the concurrent convertible senior subordinated notes and common stock offerings as of December 31, 2008 assumes (i) the incurrence of $300 million of senior debt at an assumed interest rate of 10.25% pursuant to this offering and the incurrence of $150 million of convertible senior subordinated debt at an assumed cash interest rate of 4% pursuant to the concurrent offering (assuming no exercise of the underwriters’ over-allotment option) and accounted for under FSP APB 14-1 Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) in which debt discount would increase outstanding debt and increase interest expense in an equal amount, net of the sale of $169 million of common stock pursuant to the concurrent offering (assuming no exercise of the underwriters’ over-allotment option), the repayment of an average revolving credit balance of $60 million at a 4.7% interest rate and a term loan balance of $59 million at a 4.44% interest rate, (ii) incremental loan origination costs for 7 years at 0.2%, (iii) incremental loan origination costs for 6 years at 0.5%, (iv) incremental loan origination costs for 4 years at 0.1% and (v) all issuance costs for this offering and the concurrent convertible senior subordinated notes offering are capitalized, however, certain of the issuance costs for this offering as well as issuance costs for our existing indebtedness may be expensed, which will impact earnings and may impact the ratio of earnings to fixed charges. No incremental interest income is assumed. A 1/8% change in the interest rates would not change the as adjusted ratio.

(5)

The as adjusted ratio of earnings to fixed charges and amount of earnings deficiency for coverage of fixed charges for this offering and the concurrent convertible senior subordinated notes and common stock offerings as for the nine months ended March 31, 2009 assumes (i) the incurrence of $300 million of senior debt at an assumed interest rate of 10.25% pursuant to this offering and the incurrence of $150 million of convertible senior subordinated debt at an assumed cash interest rate of 4% pursuant to the concurrent offering (assuming no exercise of the underwriters’ over-allotment option) and accounted for under FSP APB 14-1 Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) under which debt discount would increase outstanding debt and increase interest expense in an equal amount, net of the sale of $169 million of common stock pursuant to the concurrent offering (assuming no exercise of the underwriters’ over-allotment option), the repayment of an average revolving credit balance of $82 million at a 4.25% interest rate and a term loan balance of $58 million at a 3.97% interest rate, (ii) incremental loan origination costs for 7 years at 0.2%, (iii) incremental loan origination costs for 6 years at 0.5%, (iv)  incremental loan origination costs for 4 years at 0.1% and (v) all issuance costs for this offering and the concurrent convertible senior subordinated notes offering are capitalized, however, certain of the issuance costs for this offering as well as issuance costs for our existing indebtedness may be expensed, which will impact earnings and may impact the ratio of earnings to fixed charges. No incremental interest income is assumed. A 1/8% change in the interest rates would not change the as adjusted ratio.

DESCRIPTION OF CERTAIN INDEBTEDNESS

2006 Credit Agreement

General

On July 14, 2006, we and certain of our subsidiaries entered into a credit agreement (the “2006 Credit Agreement” and also referred to in this prospectus supplement as the “bank credit facility”) with the lenders party thereto (the “Lenders”) and Credit Suisse, as administrative agent and collateral agent.  The 2006 Credit Agreement provides us with a revolving line of credit of up to $700 million and term debt of $200 million.  The revolving line of credit provides for up to $500 million of domestic revolving loans and up to $200 million of multicurrency revolving loans, in each case including sub-facilities for issuance of letters of credit.  Letters of credit issued under the 2006 Credit Agreement decrease availability under the $700 million revolving line of credit.  The 2006 Credit Agreement also allows us to request incremental loan commitments of up to $300 million, which may be extended at the option of the Lenders, in the form of revolving credit loans, term loans or a combination of both.

As of March 31, 2009, we had $194.5 million of term loans outstanding under the 2006 Credit Agreement.  Term loans under the 2006 Credit Agreement bear interest at a rate of LIBOR plus 2.75%.

As of March 31, 2009, we had a balance of $81.5 million outstanding under the revolving credit component of the 2006 Credit Agreement and letters of credit issued under the 2006 Credit Agreement totaled $71.1 million.  We pay a facility fee to the revolving facility Lenders under the 2006 Credit Agreement that ranges from 0.25% per annum to 0.50% per annum, based on our consolidated leverage ratio at the time, on the full amount of the revolving facility commitments, whether used or unused.  Revolving loans under the 2006 Credit Agreement bear interest at a rate based on, at our option, LIBOR plus spreads ranging from 2.00% to 2.25% or Credit Suisse’s base rate plus spreads ranging from 1.00% to 1.25%, based on our consolidated leverage ratio at the time.  Pursuant to an amendment to the 2006 Credit Agreement dated February 24, 2009, the interest rates charged under the 2006 Credit Agreement will increase by an additional 100 basis points if we fail to achieve a consolidated fixed charge coverage ratio of at least 1.00 to 1.00 for certain quarterly periods in 2009 and 2010.

Maturity

The revolving line of credit is available through July 14, 2012 and term debt under the 2006 Credit Agreement will mature on July 14, 2013, and is subject to scheduled amortization of 0.25% of the outstanding term loan balance per quarter through and including the quarter ending March 31, 2013. The remainder of the term loan is due at maturity.

Guarantee and Collateral

We and certain of our subsidiaries agreed to take certain actions to secure our obligations under the 2006 Credit Agreement, and certain of our subsidiaries have guaranteed our obligations under the 2006 Credit Agreement, as well as our obligations under hedging agreements entered into from time to time with counterparties that are Lenders or affiliates of Lenders.  As a result, on July 14, 2006, we and certain of our subsidiaries entered into a Guarantee and Collateral Agreement with Credit Suisse, as collateral agent for the Lenders, granting security to the Lenders for our obligations under the 2006 Credit Agreement, as well as our obligations under hedging agreements entered into from time to time with counterparties that are Lenders or affiliates of Lenders. On June 25, 2008, we, certain of our domestic subsidiaries and Credit Suisse entered into Supplement No. 1 to the Guarantee and Collateral Agreement under the 2006 Credit Agreement, joining other domestic subsidiaries of us as additional guarantors of amounts borrowed under the 2006 Credit Agreement pursuant to the terms of the 2006 Credit Agreement. The security granted by us under the 2006 Credit Agreement is tied to our credit ratings. Unless the credit ratings of our debt under the 2006 Credit Agreement are BB and Ba2 or better by Standard and Poor’s and Moody’s, respectively, with no negative outlook (the “Initial Ratings Threshold”), then we are required to (a) pledge as collateral the capital stock of our material domestic subsidiaries and 65% of the capital stock of certain of our material foreign subsidiaries (the “Stock Collateral”) and (b) provide a first priority security interest in, and mortgages on, substantially all of our domestic assets (the “Non-Stock Collateral”). If the credit ratings of our debt under the 2006 Credit Agreement exceed the Initial Ratings Threshold for a period of 90 consecutive days, then we are no longer required to pledge the Non-Stock Collateral. Further, if the credit ratings of our debt under the 2006 Credit Agreement are higher than BBB- and Baa3 by Standard and Poor’s and Moody’s, respectively, with no negative outlook (the “Investment Grade Threshold”), for a period of 90 consecutive days, then we also are no longer required to pledge the Stock Collateral. These security triggers operate in both directions. Should we exceed the Investment Grade Threshold, but subsequently decline in ratings below the Investment Grade Threshold for a period longer than 30 consecutive days, we would once again need to pledge the Stock Collateral. Similarly, if we exceed the Initial Ratings Threshold and subsequently decline below the Initial Ratings Threshold for a period longer than 30 consecutive days, we would again need to grant security in the Non-Stock Collateral.

At the time the New Credit Agreement was executed, we were below the Initial Ratings Threshold, and had to pledge as security the Stock Collateral and the Non-Stock Collateral. Currently, the ratings of our debt under the New Credit Agreement are BBB- from Standard and Poor’s and Ba1 from Moody’s, which is above the Initial Ratings Threshold but below the Investment Grade Threshold. As a result, while we continue to pledge the Stock Collateral as security, we have obtained a release of the pledge of the Non-Stock Collateral.

Optional and Mandatory Prepayments

We may prepay our borrowings under the 2006 Credit Agreement in whole or in part any time without premium or penalty, except to indemnify lenders for customary breakage costs (including losses associated with currency conversions).  Each partial prepayment must be in an amount that is an integral multiple of $100,000 (or an alternative currency equivalent thereof) and not less than $2,500,000 (or an alternative currency equivalent thereof).

We must prepay the term loans under the 2006 Credit Agreement with the net cash proceeds of certain asset sales, casualty or condemnation events or debt issuances.  Each such mandatory prepayment is required to be applied first, against the remaining scheduled installments of principal due in the next twelve months in the order of maturity and second, pro rata against remaining scheduled installments of principal.

Covenants

The 2006 Credit Agreement requires us to comply with a number of covenants.  These covenants require us to meet certain financial tests, namely (a) a requirement that we maintain a consolidated leverage ratio, as defined in the 2006 Credit Agreement, not in excess of 3.75 to 1.00 on the last day of any fiscal quarter, and (b) a requirement that we maintain a consolidated fixed charge coverage ratio, as defined in the 2006 Credit Agreement, of not less than 1.25 to 1.00 (excluding share repurchases made in 2008) for the period of four consecutive fiscal quarters ending on March 31, 2009 and a consolidated fixed charge coverage ratio, as defined in the 2006 Credit Agreement, of not less than 1.10 to 1.00 (excluding share repurchases made in 2008) for the period of four consecutive fiscal quarters ending on June 30, 2009. The consolidated fixed charge coverage ratio threshold lowers to 0.80 to 1.00 for any period of four consecutive fiscal quarters ending between July 1, 2009 and March 31, 2010 and increases to 1.25 to 1.00 for any period of four consecutive fiscal quarters ending on or after April 1, 2010.  The covenants also limit, in certain circumstances, our ability to take a variety of actions, including:  incur indebtedness; create or maintain liens on our property or assets; make investments, loans and advances; engage in acquisitions, mergers, consolidations and asset sales; and pay dividends and distributions, including share repurchases. As of March 31, 2009, we were in compliance with all of our covenants under the 2006 Credit Agreement.

On February 24, 2009, we sought and received an amendment to the 2006 Credit Agreement. The amendment revised the threshold of the consolidated fixed charge coverage ratio from 1.25 to 1.00 to the ratios described above and generally caps at $5 million the amount of share repurchases we can make in each of the first two quarters of 2009. The amendment also raised the interest rates charged under the 2006 Credit Agreement by 100 basis points (this increase is reflected above under “—General”) and included a provision that would increase the interest rates charged under the 2006 Credit Agreement by an additional 100 basis points if we fail to achieve a consolidated fixed charge coverage ratio of at least 1.00 to 1.00 for certain quarterly periods in 2009 and 2010. The amendment also includes certain other technical changes. Our future compliance with the financial covenants under the 2006 Credit Agreement will depend on our ability to generate earnings and manage our assets effectively. The 2006 Credit Agreement also has various non-financial covenants, both requiring the Company to refrain from taking certain future actions (as described above) and requiring us to take certain actions, such as keeping in good standing its corporate existence, maintaining insurance, and providing its bank lending group with financial information on a timely basis.

On January 11, 2008, we and the Lenders entered into an amendment of the 2006 Credit Agreement. The amendment enables us and certain of our subsidiaries to sell accounts receivable of up to $250 million at any time through a program utilizing a special purpose subsidiary of us. The amendment also allows us and certain of our subsidiaries to enter into purchase-money loan and lease financing transactions with their customers in an aggregate amount not to exceed $500 million at any time, and provides us and our subsidiaries the ability to sell such loans and leases to third parties. The amendment also removes from the definition of permitted acquisition a previous prohibition on an acquisition of a company that is preceded by an unsolicited tender offer for the equity interests of such company. Finally, the amendment makes a number of technical changes to reflect the impact of these substantive revisions.

Events of Default

The 2006 Credit Agreement also contains customary events of default (which, in some cases are subject to grace periods and materiality thresholds), including: (1) incorrectness of representations and warranties in any material respect, (2) failure to make principal or interest payments when due, (3) breach of certain covenants, (4) defaults under other material indebtedness, (5) noncompliance with covenants in other indebtedness, (6) bankruptcy or insolvency events, (7) material judgments, (8) certain events related to ERISA, (8) impairment of security interests in collateral or invalidity of guarantees, and (9) a change of control.

Proposed Amendment

We are currently seeking an amendment to our bank credit facility.  The following is a description of certain of the proposed terms of the amendment.  This description is not complete and is qualified in its entirety by reference to the actual amendment.  The proposed terms of the amendment are subject to change and there can be no assurances given that we will enter into the amendment.

Pursuant to the amendment, we would reduce our revolving credit commitments under the credit facility by $150 million, prepay our term loans under the credit facility by approximately $58.5 million, and increase the interest rates charged under our credit facility.  Certain of the proceeds from this offering and the concurrent offerings will be used to fund the prepayment of the term loans.

Pursuant to the amendment, the facility fee we pay to the revolving facility Lenders on the full amount of the revolving facility commitments, whether used or unused, will increase by 0.25% and thus will range from 0.50% per annum to 0.75% per annum, based on our consolidated leverage ratio at the time.  Revolving loans will bear interest at a rate based on, at our option, LIBOR plus spreads ranging from 2.75% to 3.00% or Credit Suisse’s base rate plus spreads ranging from 1.75% to 2.00%, based on our consolidated leverage ratio at the time.

The amendment would also eliminate certain existing financial covenants dealing with consolidated leverage ratio and consolidated fixed charge coverage ratio, and instead require us to (a) maintain liquidity (as defined in the amendment) of not less than $250 million on the last day of each fiscal quarter through June 30, 2011, and (b) thereafter, to maintain a senior secured leverage ratio (as defined in the amendment) not in excess of 3.50 to 1.00 at the end of each fiscal quarter, with the ratio declining to 3.00 to 1.00 effective October 1, 2012 and to 2.50 to 1.00 effective October 1, 2013.  Under the amendment, at any time on or prior to June 30, 2011, if our consolidated leverage ratio is greater than 2.50 to 1.00, we will be prohibited from repurchasing shares of our common stock, paying dividends or redeeming debt (other than regularly scheduled payments of debt and debt under our bank credit facility).  Pursuant to the amendment, we added flexibility in various restrictive covenants and also agreed to provide certain collateral to secure our obligations under the credit facility.  The amendment also includes certain other technical changes.  The effectiveness of the amendment is conditioned on our successful completion of this offering and/or the concurrent convertible senior subordinated notes and common stock offerings with aggregate proceeds of at least $300 million.

7-3/8% Senior Subordinated Notes due 2014

On November 25, 2003, we sold and issued $300 million aggregate principal amount of 7-3/8% Senior Subordinated Notes Due 2014 discounted to yield 7-1/2% in a private placement made in reliance upon an exemption from registration under the Securities Act of 1933.  On May 18, 2004, we completed the exchange of $300 million aggregate principal amount of new 7-3/8% Senior Subordinated Notes due 2014 (the “2014 Notes”), which have been registered under the Securities Act of 1933, for a like amount of the previously outstanding 7-3/8% Senior Subordinated Notes due 2014. There are no sinking fund requirements on the 2014 Notes.  The 2014 Notes mature on January 15, 2014.  As of March 31, 2009, we had $298.7 million aggregate principal amount of the 2014 Notes outstanding.

Redemption

We will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time on or after January 15, 2009, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on January 15, of the years set forth below:

Redemption Period	Price
2009	103.688%
2010	102.458%
2011	101.229%
2012 and thereafter	100.000%

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  We also may be required to repurchase a holder’s notes with the proceeds of certain assets at a purchase price in cash of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to date of purchase.

Guarantees; Ranking

The 2014 Notes are jointly and severally guaranteed by certain of our domestic subsidiaries.  The 2014 Notes will rank equally with the notes offered hereby; however, the notes offered hereby will effectively be subordinated to the obligations of certain of our domestic subsidiaries because those domestic subsidiaries have guaranteed our obligations under the 2014 Notes. See “Risk Factors—Risks Related to This Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries, including senior subordinated obligations of such subsidiaries. In addition, our obligations under our bank credit facility and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

Covenants

The indenture governing the 2014 Notes contains covenants that, among others, limit our ability and the ability of our subsidiaries to: (1) incur additional indebtedness; (2) create or incur certain liens; (3)  pay dividends and make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; (9) enter into certain lines of business; and (10) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 2014 Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

8% Senior Subordinated Notes due 2017

On November 13, 2007, the Company sold and issued $800 million aggregate principal amount of 8% Senior Subordinated Notes Due 2017 (the “2017 Notes”). The 2017 Notes are not currently guaranteed by any of our subsidiaries, but under specified limited circumstances could be guaranteed by certain of our domestic subsidiaries in the future. The 2017 Notes were issued under an indenture, dated as of July 20, 2007, and supplemental indenture, dated as of November 13, 2007, between us and HSBC Bank USA, National Association, as trustee. The 2017 Notes mature on November 15, 2017.  As of March 31, 2009, we had $800.0 million aggregate principal amount of the 2017 Notes outstanding.

Redemption

We will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time on or after November 15, 2012, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on November 15, of the years set forth below:

Redemption Period	Price
2012	104.000%
2013	102.667%
2014	101.333%
2015 and thereafter	100.000%

Further, if we undergo certain kinds of change of control, each holder has the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  We also may be required to repurchase a holders’ notes with the proceeds of certain assets at a purchase price in cash of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to date of purchase.

Guarantees; Ranking

The 2017 Notes are not currently guaranteed by any of our subsidiaries. Our obligations pursuant to the 2017 Notes will not be guaranteed in the future, except under certain limited circumstances. Not later than 30 days after the 2014 Notes have been satisfied, repaid, discharged, defeased or at any time the covenants in the 2014 Notes would not prohibit the incurrence of subsidiary guarantees, we will cause certain of our restricted subsidiaries organized or existing under the laws of the United States, any state thereof or the District of Columbia to execute and deliver an indenture supplemental to the indenture governing the 2017 Notes and thereby become a subsidiary guarantor of the 2017 Notes. In addition, the indenture governing the 2017 Notes provides certain other restrictions on the ability of our restricted subsidiaries to guarantee additional debt. The 2017 Notes will rank equally with the notes offered hereby.

Covenants

The indenture governing the 2017 Notes contains covenants that, among others, limit our ability and the ability of our subsidiaries to: (1) incur additional indebtedness; (2) create or incur certain liens; (3)  pay dividends and make other restricted payments; (4) create restrictions on dividend and other payments to us from certain of our subsidiaries; (5) sell assets and subsidiary stock; (6) engage in transactions with affiliates; (7) sell or issue capital stock of certain of our subsidiaries; (8) consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries; (9) enter into certain lines of business; and (10) create unrestricted subsidiaries. All of the covenants are subject to a number of important qualifications and exceptions.

Events of Default

The indenture governing the 2017 Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) breach of covenants, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

Convertible Senior Subordinated Notes due 2015

We currently intend to offer up to $150 million aggregate principal amount of         % Convertible Senior Subordinated Notes due 2015 (the “Convertible Notes”) (or $172.5 million aggregate principal amount of our         % Convertible Senior Subordinated Notes due 2015 if the underwriters decide to exercise their over-allotment option in full). The Convertible Notes will be issued under an indenture, dated as of July 20, 2007, and supplemental indenture, dated as of June         , 2009, between us and HSBC Bank USA, National Association, as trustee. The Convertible Notes mature on             , 2015. See “Summary—Concurrent Offerings.”

Conversion Rights

Holders of the Convertible Notes may convert their notes at their option prior to the close of business on the business day immediately preceding December 1, 2014 only under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2009, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate events. On and after December 1, 2014 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Convertible Notes may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will deliver cash up to the aggregate principal amount of the notes to be converted, and shares of our common stock in respect of the remainder, if any, of our convertible obligation in excess of the aggregate principal amount of the notes being converted. Holders will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date, except in limited circumstances. Instead, interest will be deemed paid by the delivery to the holders of cash and shares of our common stock, if any, upon conversion. We will deliver cash in lieu of any fractional shares of common stock issuable upon conversion. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate transaction in certain circumstances.

Fundamental Change

If we undergo a fundamental change, each holder may require us to repurchase for cash all or a portion of the notes at a price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including any additional interest to, but excluding, the fundamental change purchase date.

Guarantees

The notes will not initially be guaranteed by any of our subsidiaries. If any of our subsidiaries guarantee certain senior subordinated indebtedness, including the 2017 Notes, we will cause such of our domestic subsidiaries to fully and unconditionally guarantee the notes. The Convertible Notes will be our senior subordinated obligations and will be subordinated in right of payment to all of our senior indebtedness, including the offering hereby, and other liabilities of our subsidiaries.

Events of Default

The indenture governing the Convertible Notes contains certain events of default, including (subject, in some cases, to cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the indenture when due, (2) the failure to comply with conversion obligations in accordance with the indenture, (3) acceleration of other material indebtedness, (4) bankruptcy events and (5) material judgments.

DESCRIPTION OF THE NOTES

The Company will issue $300 million aggregate principal amount of senior notes due 2016 (the “notes” or the “Notes”) under an Indenture, dated as of July 20, 2007 (the “Base Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee” or the “trustee”), as supplemented by the supplemental indenture dated as of June   , 2009 (such supplemental indenture together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The following description of the particular terms of the notes offered by this prospectus supplement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of the Debt Securities” in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

The following is a summary of certain provisions of the Indenture and the notes.  The following summary of certain provisions of the Indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the notes, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act.  We urge you to read the Indenture and form of notes because they, not this description, define your rights as holders of these notes.  You may request copies of these documents at our address set forth under the heading “Where You can Find More Information.”

In this section, entitled “Description of the Notes,” references to “Terex,” “the Company,” “we,” “our” or “us,” are to Terex Corporation and not its subsidiaries.  Certain terms used in this description are defined under the subheading “—Certain Definitions.”

General

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of Terex in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the Trustee, at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust & Loan Agency), except that, at the option of Terex, payment of interest may be made by check mailed to the address of the holders as such address appears in the note register.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000.  See “—Book Entry, Delivery and Form.”  No service charge shall be made for any registration or exchange of notes, but Terex may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Brief Description of the Terms of the Notes

The notes:

•

will be unsecured senior obligations of Terex;

•

will be pari passu in right of payment with certain other debt obligations of Terex, including all Senior Indebtedness;

•

will initially not be guaranteed by any Subsidiaries of the Company;

•

may be guaranteed in the future on a senior basis by certain of our Restricted Subsidiaries as described under “—Certain Covenants—Future Subsidiary Guarantors;”

•

will be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Company except those Subsidiaries that in the future Guarantee the notes; and

•

are senior in right of payment to all Subordinated Obligations of Terex.

Subject to compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness,” and “—Certain Covenants—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” we may issue additional notes from time to time after this offering under the Indenture (the “additional notes”).  The notes and the additional notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, for all purposes of this “Description of the Notes,” references to the notes include any additional notes actually issued.  The notes will be subordinate in right of payment to certain of our other debt obligations as described below.

Principal, Maturity and Interest

We will issue an aggregate principal amount of $300 million of notes.  The notes will mature on June 1, 2016.  Interest on the notes will accrue at a rate of    % per annum.  The notes will be payable semiannually to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 2009.  We will pay interest on overdue principal at 1% per annum in excess of such rate, and will pay interest on overdue installments of interest at such higher rate to the extent lawful.  Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the notes at our option.

At any time prior to June 1, 2013, we may redeem all or a portion of the notes, in whole or in part, at any time or from time to time, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after June 1, 2013, we will be entitled at our option to redeem all or a portion of the notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder’s registered address and otherwise as described under “—Selection and Notice,” at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

Redemption Period	Price
2013	%
2014	%
2015	100.000%

In addition, before June 1, 2012, we may at our option on one or more occasions redeem in the aggregate up to 35.0% of the original principal amount of the notes (including the original principal amount of any additional notes that are notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of        % plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the notes originally outstanding remains outstanding (including the original principal amount of any additional notes that are notes) after each such redemption.

Selection and Notice

In the case of any partial redemption, we will select the notes for redemption in accordance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a securities exchange, the trustee will select the notes on a pro rata basis to the extent practicable, although no note in original principal amount of $2,000 or less shall be redeemed in part.  If any new note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed.  A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.  However, under certain circumstances, we may be required to offer to purchase notes as described under “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”  We may at any time and from time to time purchase notes in the open market or otherwise.

Subsidiary Guarantees

The notes are not guaranteed by any of our subsidiaries.  Except under certain limited circumstances described under “—Certain Covenants—Future Subsidiary Guarantors,” our obligations pursuant to the notes will not be guaranteed in the future.  See “Risk Factors—Risks Related to This Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facility and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

Ranking

The Indebtedness evidenced by the notes will be our senior obligations.  The payment of the principal of, premium (if any), and interest on the notes is pari passu with all of our Senior Indebtedness, including the obligations of the Company under the Credit Facility.

The notes will in all respects rank pari passu with all of our other Senior Indebtedness, except that the notes will be structurally subordinated to the extent any such other Senior Indebtedness is guaranteed by our subsidiaries.  Furthermore, the notes will rank senior to all of our Subordinated Obligations.  See “Risk Factors—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries, including senior subordinated obligations of such subsidiaries. In addition, our obligations under our bank credit facilities and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

As of March 31, 2009, on an as adjusted basis, after giving effect to this offering, the senior subordinated convertible note offering (assuming no exercise of the underwriter’s over-allotment option), the common stock offering (assuming no exercise of the underwriter’s over-allotment option) and the repayment of Indebtedness under the Credit Facility described under “Use of Proceeds,” (i) the Senior Indebtedness of Terex, with which the notes are pari passu, would have been $429 million, consisting of $136 million of Indebtedness Incurred under the Credit Facility (such Credit Facility also being structurally senior to the notes by virtue of the guarantees thereof by certain of our domestic subsidiaries) and approximately $293 million from the notes, which assumes the proceeds from $300 million in aggregate principal amount of the notes offered hereby at an issue price of 97.625% and (ii) there would have been approximately $1,249 million of Subordinated Obligations ranking junior to the notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial.  See “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries.”

In addition, claims of creditors of our subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including the holders of the notes, even if such obligations do not constitute Senior Indebtedness.  The notes therefore will be effectively subordinated to existing and future liabilities of our subsidiaries.

Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of our subsidiaries, such limitation is subject to a number of significant qualifications.  Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture.  See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” and “Risk Factors—Risks Related to this Offering—The notes will be structurally subordinated to all liabilities of our subsidiaries. In addition, our obligations under our bank credit facilities and the 2014 Notes are guaranteed by certain of our domestic subsidiaries.  The notes offered hereby initially will not have the benefit of any guarantees.”

Change of Control

If we undergo a Change of Control, each holder shall have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Not later than 15 Business Days following any Change of Control, we will mail a notice to the trustee and to each holder stating, among other things:

(1)

that a Change of Control has occurred and that such holder has the right to require us to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)

the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)

the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)

the instructions determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

We will comply in all material respects to the extent applicable with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the Indenture by virtue of our compliance with such securities laws or regulations.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise materially affect our capital structure or credit ratings.  Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries.”  However, the covenants are subject to significant exceptions.  Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding.  Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Terex to any Person.  Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Terex.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require Terex to make an offer to repurchase the notes as described above.

If a Change of Control offer is made, we cannot assure the holders that we will have available funds sufficient to pay the purchase price for all of the notes that might be delivered by holders seeking to accept the Change of Control offer.  Our failure to make or consummate the Change of Control offer or pay the purchase price when due will give the trustee and the holders the rights described under “Defaults.”

The existence of a holder’s right to require us to offer to repurchase such holder’s notes upon a Change of Control may deter a third party from acquiring Terex in a transaction that constitutes a Change of Control.

The Credit Facility, under certain circumstances, prohibits us from purchasing any notes prior to its expiration, and will also provide that the occurrence of certain change of control events with respect to Terex would constitute a default thereunder.  In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we may (but are not required to) seek the consent of our lenders to the purchase of notes or may (but are not required to) attempt to refinance the borrowings that contain such prohibition.

Future Indebtedness that we may Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such Indebtedness to be repaid or repurchased upon a Change of Control.  Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us.  Finally, our ability to pay cash to the holders following the occurrence of a Change of Control may be limited by our then existing financial resources.  We cannot assure the holders that sufficient funds will be available when necessary to make any required repurchases.

The provisions under the Indenture relating to our obligation to make an offer to repurchase the notes after the occurrence a Change of Control may be waived or modified with the written consent of each holder of notes then outstanding.  Prior to the occurrence of a Change of Control, the provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

We will not be required to make a Change of Control offer following a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control offer.

A Change of Control offer may be made in advance of the Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control offer.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.  During any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, the covenants specifically listed under the following captions in this “Description of the Notes” section of this offering circular will not be applicable to the notes (collectively, the “Suspended Covenants”):

(1)

“—Limitation on Indebtedness;”

(2)

“—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;”

(3)

“—Limitation on Liens;”

(4)

“—Limitation on Sale/Leaseback Transactions;”

(5)

“—Limitation on Restricted Payments;”

(6)

“—Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

(7)

“—Limitation on Sales of Assets and Subsidiary Stock;”

(8)

“—Limitation on Affiliate Transactions;”

(9)

clause (3) of the first and second paragraphs under “—Merger and Consolidation;”

(10)

“—Future Subsidiary Guarantors;” and

(11)

“—Limitation on Designations of Unrestricted Subsidiaries.”

If and while Terex and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection.  In the event that Terex and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then Terex and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.  The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.”  If there are Subsidiary Guarantees granted by the Subsidiary Guarantors prior to any Suspension Period, they will be suspended during the Suspension Period.  Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by Terex or any of its Restricted Subsidiaries prior to the Reversion Date will give rise to a Default or Event of Default under the Indenture with respect to the notes; provided that (1) with respect to Restricted Payments made after such Reversion Date, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “—Limitation on Restricted Payments” had been in effect prior to and during the Suspension Period; (2) all Indebtedness incurred or issued, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Indebtedness” or the second paragraph of “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” (3) to the extent any Indebtedness is incurred or issued during the Suspension Period that would have required the Restricted Subsidiaries to become Subsidiary Guarantors and such Indebtedness is outstanding on the Reversion Date, such requirement will become effective on the Reversion Date, and (4) if clause (a)(1) of the covenant “—Future Subsidiary Guarantors” is applicable on the Reversion Date, the applicable Restricted Subsidiaries shall be required to comply with such covenant.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a)

Terex will not Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) unless, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio for the most recently ended four full fiscal quarters for which financial information is publicly available immediately preceding the date on which such additional Indebtedness is Incurred would have exceeded 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)

Notwithstanding paragraph (a), Terex may Incur the following Indebtedness:

(1)

Indebtedness Incurred pursuant to the Credit Facility, together with all Indebtedness then outstanding and Incurred pursuant to clause (a)(1) of “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” below, not to exceed in outstanding principal amount the greater of (1) $1.25 billion at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of Terex and its Restricted Subsidiaries and (y) 50% of the consolidated book value of the inventory of Terex and its Restricted Subsidiaries, in each case determined on a pro forma basis and in accordance with GAAP;

(2)

Indebtedness owed to and held by a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Subsidiary ceasing to be a Restricted Subsidiary, or any transfer of such Indebtedness (other than to a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by Terex;

(3)

the notes (other than additional notes);

(4)

Indebtedness (other than Indebtedness described in clause (1), (2), or (3) above) outstanding on the Issue Date (including the Existing Notes);

(5)

any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (8) or this clause (5) of this paragraph (b) or pursuant to clause (a)(5) of the covenant described under “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” below;

(6)

obligations of Terex pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of Terex that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures of Terex and (C) commodity agreements of Terex to the extent designed to protect Terex from fluctuations in the prices of raw materials used in its business;

(7)

Indebtedness of Terex consisting of obligations in respect of purchase price adjustments or earn-outs in connection with the acquisition or disposition of assets by Terex or any Restricted Subsidiary permitted under the Indenture;

(8)

Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount at any one given time outstanding, together with the principal amount of Indebtedness then outstanding that was Incurred pursuant to clause (a)(8) of “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” that does not exceed the greater of (i) $75 million and (ii) 2.0% of Consolidated Tangible Assets at the time of Incurrence;

(9)

performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by Terex in the ordinary course of business consistent with past practice;

(10)

Floor Plan Guarantees;

(11)

Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(12)

Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies;

(13)

Indebtedness in an aggregate principal amount which, together with all other Indebtedness of Terex then outstanding (other than Indebtedness permitted by paragraph (a) or clauses (1) through (12) or clauses (14) through (15) of this paragraph (b)) does not exceed $100.0 million (less the amount of any Subsidiary Indebtedness and Preferred Stock then outstanding and Incurred pursuant to clause (a)(12) of “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries”);

(14)

Indebtedness consisting of (A) financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(15)

Indebtedness Incurred by the Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, leases, litigation and appeals thereof, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, environmental and other permits or licenses from governmental authorities and other letters of credit in connection with transactions in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing.

(c)

Except to the extent that such Indebtedness is permitted to be Incurred pursuant to paragraphs (a) and (b) above, Terex will not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

(d)

For purposes of determining compliance with the covenant entitled “—Limitation on Indebtedness,” in the event that an item of Indebtedness meets the criteria of more than one of the types of permitted Indebtedness described in clauses (1) through (15) of paragraph (b) above or is entitled to be Incurred pursuant to paragraph (a) above, Terex, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this covenant; provided, however, that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (b)(1) above and Terex shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date.  Terex shall only be required to include the amount and type of any Indebtedness in one of the above clauses.  To the extent any item of Indebtedness that is Guaranteed or secured by a Lien is reclassified, each of the Incurrence of the Indebtedness upon reclassification, the Incurrence of the Guarantee of such Indebtedness upon reclassification and the Incurrence of the Lien upon reclassification must be permitted under the Indenture in order for Terex to make such reclassification.

(e)

For purposes of determining amounts of Indebtedness under the covenants entitled “—Limitation on Indebtedness” and “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

(f)

Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Terex (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of Terex or merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex, as applicable.

(g)

For purposes of determining compliance with the covenant entitled “—Limitation on Indebtedness,” the Incurrence of Indebtedness with respect to keepwell or other comfort letter arrangements or agreements given by the Company for the benefit of Unrestricted Subsidiaries shall be deemed to be an Incurrence of Indebtedness at such time as the amount of the obligation of the Company thereunder is quantifiable.

Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

(a)

Terex will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except for the following:

(1)

Indebtedness Incurred pursuant to the Credit Facility, together with the aggregate amount of all Indebtedness then outstanding and issued pursuant to clause (b)(1) of “—Limitation on Indebtedness” above, not to exceed in outstanding principal amount the greater of (1) $1.25 billion at any time outstanding and (2) the sum of (x) 80% of the consolidated book value of the net accounts receivable of Terex and its Restricted Subsidiaries and (y) 50% of the consolidated book value of the inventory of Terex and its Restricted Subsidiaries, in each case determined on a pro forma basis and in accordance with GAAP;

(2)

Indebtedness or Preferred Stock issued to and held by Terex or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Restricted Subsidiary or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to Terex or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

(3)

Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) of such Restricted Subsidiary; provided that after giving effect to the Incurrence of such Acquired Indebtedness, Terex could incur $1.00 of Indebtedness pursuant to paragraph (a) under “—Limitation on Indebtedness;”

(4)

Indebtedness or Preferred Stock (other than any described in clause (1) or (2)) outstanding on Issue Date (including Guarantees in respect of the 2014 Notes);

(5)

Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (3), (4), (8) or (16) (subject to the limitation set forth therein) or this clause (5) of this paragraph (a); provided, however, that to the extent such Refinancing Indebtedness Refinances Acquired Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

(6)

Obligations of a Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of the Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures of the Restricted Subsidiary and (C) commodity agreements of the Restricted Subsidiary to the extent designed to protect such Restricted Subsidiary from fluctuations in the prices of raw materials used in its business;

(7)

Indebtedness of any Restricted Subsidiary consisting of Obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by any Restricted Subsidiary permitted under the Indenture;

(8)

Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction) in an aggregate principal amount at any one time outstanding, together with the principal amount of Indebtedness Incurred pursuant to clause (b)(8) of “—Limitation on Indebtedness,” that does not exceed the greater of (i) $75.0 million and (ii) 2.0% of Consolidated Tangible Assets at the time of Incurrence;

(9)

performance bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred by a Restricted Subsidiary in the ordinary course of business consistent with past practice;

(10)  Floor Plan Guarantees;

(11)  Indebtedness and Preferred Stock in an aggregate principal amount which, together with any other Indebtedness or Preferred Stock of Restricted Subsidiaries then outstanding (other than Indebtedness or Preferred Stock permitted by clauses (1) through (10) and clauses (12) and (18) of this paragraph (a)) does not exceed $100.0 million (less the amount of any Indebtedness then outstanding and Incurred pursuant to clause (b)(13) of “—Limitation on Indebtedness”);

(12)  Indebtedness of a Foreign Subsidiary of the Company Incurred to finance working capital or for other operational purposes of such Foreign Subsidiary, including capital expenditures and acquisitions;

(13)  Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not with recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(14)  Indebtedness consisting of (A) financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(15)  Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(16)  the Guarantee by any Restricted Subsidiary that is a Subsidiary Guarantor of Indebtedness of the Company or any Restricted Subsidiary that is a Subsidiary Guarantor that was permitted to be Incurred by another provision of this covenant or the covenant described under “—Limitation on Indebtedness,” including the Guarantee by any Restricted Subsidiary of the notes, the     % Convertible Senior Subordinated Notes due 2015 or the 8.00% Notes on the Springing Guarantee Date; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee thereof Incurred pursuant to this clause (16) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(17)  Indebtedness Incurred by any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, leases, litigation and appeals thereof, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, environmental and other permits or licenses from governmental authorities and other letters of credit in connection with transactions in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing; and

(18)  Indebtedness Incurred by an Equipment Subsidiary in a Qualified Equipment Financing that is not with recourse to the Company or any Restricted Subsidiary other than an Equipment Subsidiary (except for Standard Securitization Undertakings).

(b)

For purposes of determining compliance with the covenant entitled “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” in the event that an item of Indebtedness meets the criteria of more than one of the types of permitted Indebtedness described in clauses (1) through (13) of paragraph (a) above, Terex, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this covenant; provided, however, that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (a)(1) above and Terex shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date.  Terex shall only be required to include the amount and type of any Indebtedness in one of the above clauses.  To the extent any item of Indebtedness that is Guaranteed or secured by a Lien is reclassified, each of the Incurrence of the Indebtedness upon reclassification, the Incurrence of the Guarantee of such Indebtedness upon reclassification and the Incurrence of the Lien upon reclassification must be permitted under the Indenture in order for Terex to make such reclassification.

(c)

For purposes of determining compliance with the covenant entitled “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” the Incurrence of Indebtedness with respect to keepwell or other comfort letter arrangements or agreements by any Restricted Subsidiary for the benefit of Unrestricted Subsidiaries shall be deemed to be an Incurrence of Indebtedness at such time as the amount of the obligation of such Restricted Subsidiary thereunder is quantifiable.

Limitation on Liens

Terex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or Incur any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due with respect to the notes or, with respect to Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.  Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged (a) upon the release and discharge of  the Initial Lien, (b) upon the sale or other disposition of the assets subject to such Initial Lien (or the sale or other disposition of the Person that owns such assets) in compliance with the terms of the Indenture, (c) upon the designation of a Restricted Subsidiary whose property or assets secure such Initial Lien as an Unrestricted Subsidiary in accordance with the terms of the Indenture or (d) upon the effectiveness of any defeasance or satisfaction and discharge of the notes as specified in the Indenture.

Limitation on Sale/Leaseback Transactions

Terex will not, and will not permit any Restricted Subsidiary, to, enter into any Sale/Leaseback Transaction with respect to any property unless: (1) Terex or such Restricted Subsidiary) would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenants described under “—Limitation on Indebtedness” and “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens;” provided, however, that whether or not the Company could create such a Lien as described in this clause (1)(B), and in addition to any Permitted Liens, the Company shall be entitled to create Liens to secure Attributable Indebtedness in respect of Sale/Leaseback Transactions in an aggregate principal amount at any one given time outstanding that does not exceed 2.0% of Consolidated Tangible Assets at the time of Incurrence without equally and ratably securing the notes; (2) the gross proceeds received by Terex or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property; and (3) to the extent that such Sale/Leaseback Transaction involves an Asset Disposition, Terex applies the proceeds of such transaction in compliance with the covenant described under “Limitation on Sales of Assets and Subsidiary Stock.”

Limitation on Restricted Payments

(a)

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Terex) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Terex or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividends or distributions has any stockholders other than Terex or another Restricted Subsidiary, to such stockholders on no more than a pro rata basis, measured by value)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Terex, any Restricted Subsidiary or any other Affiliate of Terex, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment being herein referred to as a “Restricted Payment”) if at the time Terex or such Restricted Subsidiary makes such Restricted Payment:

(1)

a Default shall have occurred and be continuing (or would result therefrom); or

(2)

Terex would not be permitted to issue an additional $1.00 of Indebtedness pursuant to paragraph (a) under “—Limitation on Indebtedness” after giving pro forma effect to such Restricted Payment; or

(3)

the aggregate amount of such Restricted Payment and all other Restricted Payments since March 31, 1998 would exceed the sum of:

(A)

50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) plus

(B)

the aggregate Net Cash Proceeds received by Terex from (x) the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) and (y) the issue or sale (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged in accordance with their terms for Capital Stock of Terex (other than Disqualified Stock), in each case to the extent such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of Terex or any Restricted Subsidiary or to make any Investment pursuant to clause (8) of the definition of “Permitted Investment.”

(b)

The provisions of clauses (2) and (3) of paragraph (a) shall not prohibit:

(1)

any purchase or redemption of Capital Stock or Subordinated Obligations of Terex made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of Terex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a);

(2)

dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above;

(3)

the repurchase of shares of, or options to purchase shares of, Capital Stock of Terex or any of its Subsidiaries from employees, former employees, directors or former directors of Terex or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of any repurchases pursuant to this clause (3) and any purchases pursuant to clause (4) below shall not exceed $25.0 million per year;

(4)

provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, the purchase by Terex of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of Terex approved by the Board of Directors; provided, however, that the aggregate amount of any purchases pursuant to this clause (4) and any repurchases pursuant to clause (3) above shall not exceed $25.0 million per year;

(5)

the redemption, purchase, retirement or other payoff of any Subordinated Obligations with the proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the terms of clause (b)(5) of “—Limitation on Indebtedness” and clause (a)(5) of “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;”

(6)

provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $50.0 million; provided, however, that such payment shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (3) of paragraph (a) above;

(7)

repurchases of Equity Interests deemed to occur upon netting for tax purposes or upon exercise of stock options, restricted stock or warrants if such Equity Interests represent a portion of the exercise price of such options, stock or warrants;

(8)

distributions or payments of (A) Receivables Fees and purchases of receivables and related assets of the type specified in the definition of “Receivables Financing” pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing or (B) Equipment Fees and purchases of assets of the type described under the definition of “Equipment Securitization Transaction” and related assets pursuant to a Equipment Repurchase Obligation in connection with a Qualified Equipment Financing;

(9)

the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and Cash Equivalents);

(10)

cash payments, or dividends, distributions or advances by the Company or any Restricted Subsidiary to allow any such entity to make payments in cash, in lieu of the issuance of fractional shares upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any Restricted Subsidiary;

(11)

the declaration and payment of dividends and distributions to holders of Preferred Stock of the Company or Disqualified Stock of the Company Incurred in accordance with the covenant described under the caption “—Limitation on Indebtedness” to the extent such dividends are included in the definition of Consolidated Interest Expense;

(12)

the redemption, repurchase, acquisition or retirement of Equity Interests in any Restricted Subsidiary;

(13)

purchases of shares of, or options to purchase shares of, Capital Stock of Terex in the open market to satisfy Terex’s obligations under any of its 401(k) plans, employee stock purchase plans or deferred compensation plans; and

(14)

the redemption, purchase, retirement or other payoff of the 2014 Notes.

For purposes of determining when a Restricted Payment is made in respect of a keepwell or other comfort letter arrangement or agreement by the Company or any Restricted Subsidiary for the benefit of an Unrestricted Subsidiary, such Restricted Payment shall be deemed made at such time as the amount of the obligation of the Company or such Restricted Subsidiary is quantifiable.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to Terex or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to Terex or a Restricted Subsidiary, (b) make any loans or advances to Terex or any other Restricted Subsidiary or (c) transfer any of its property or assets to Terex or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(1)

the Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing,

(2)

applicable law or any applicable rule, regulation or order,

(3)

any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by Terex or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person,

(4)

by reason of customary non-assignment provisions in leases or other agreements entered into the ordinary course of business and consistent with past practices,

(5)

Capital Lease Obligations and Purchase Money Indebtedness that only impose restrictions on the property so acquired,

(6)

an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under “—Limitation on Sales of Assets and Subsidiary Stock” below; provided further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery,

(7)

Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing,

(8)

provisions in joint venture agreements, sale-leaseback agreements, partnership agreements, limited liability company operating agreements and other similar agreements, in each case entered into in the ordinary course of business,

(9)

any encumbrance or restriction of (A) a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary or (B) an Equipment Subsidiary effected in connection with a Qualified Equipment Financing; provided, however, that such restrictions apply only to such Equipment Subsidiary,

(10)

any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment,

(11)

Indebtedness secured by a Lien otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Indebtedness,” “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” and “—Limitation on Liens ” that limit the right of the debtor to dispose of the assets securing such Indebtedness,

(12)

any agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” (A) if the encumbrance and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the notes than the encumbrances and restrictions contained in the Credit Facility in effect as of the Issue Date (as determined in good faith by the Company) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the notes as and when they become due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness; or

(13)

any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under the Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

Limitation on Sales of Assets and Subsidiary Stock

(a)

Terex will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1)

Terex or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by Terex (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by Terex or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that (A) any promissory notes or other obligations received by Terex or any such Restricted Subsidiary from such transferee that are converted by Terex or such Restricted Subsidiary into cash within 360 days of the receipt thereof (to the extent of the cash received) shall be deemed to be cash solely for purposes of this clause (1), and (B) any Designated Non-cash Consideration received by Terex or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (1)(B) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 3.0% of Consolidated Tangible Assets at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash solely for purposes of this clause (1);

(2)

an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Terex (or such Restricted Subsidiary, as the case may be):

(A)

first, (x) to the extent Terex elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of Terex within 365 days of such Asset Disposition, (y) at Terex’s election to the investment by Terex or such Restricted Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or assets that (as determined in good faith by Terex) are directly related to the business of Terex and the Restricted Subsidiaries existing on the Issue Date, in each case within 365 days from the date of such Asset Disposition, or (z) a combination of the foregoing purposes within such 365-day period;

(B)

second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make a pro rata offer to purchase notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Indebtedness designated by Terex, at a price no greater than par) plus accrued and unpaid interest, and

(C)

third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), for general corporate purposes otherwise permitted under the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, Terex or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, Terex and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions (including any Asset Dispositions made since the Issue Date) which are not applied in accordance with this covenant exceeds $50.0 million.

For the purposes of this covenant, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the notes) of Terex or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to Terex or any of the Restricted Subsidiaries with respect to such liabilities.

(b)

In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Indebtedness) pursuant to clause (a)(2)(B) above, Terex will purchase notes tendered pursuant to an offer by Terex for the notes (and, to the extent required, other Senior Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture which will include, among other things, that the offer shall remain open for 20 Business Days following its commencement.  If the aggregate purchase price of notes (and, to the extent required, any other Senior Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Terex will be required to apply the remaining Net Available Cash in accordance with clause (a)(2)(C) above.  Terex will not be required to make such an offer to purchase notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $50 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

(c)

Terex will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Terex will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Limitation on Affiliate Transactions

(a)

Terex will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any asset or property or the rendering of any service) with any Affiliate of Terex (other than any employee stock ownership plan for the benefit of Terex’s or a Restricted Subsidiary’s employees) unless the terms of such business, transaction or series of transactions are:

(1)

as favorable to Terex or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms length dealings with an unrelated third Person; and

(2)

if such business, transaction or series of similar transactions involves an amount in excess of $15.0 million, the terms of such business, transaction or series of similar transactions shall be in writing and a majority of the disinterested members of the Board of Directors shall have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (1) above;

provided, however, that if such transaction involves an amount in excess of $50.0 million, Terex shall also obtain from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of such type of business or transactions an opinion that such transaction is fair from a financial point of view to Terex or its Restricted Subsidiary, as the case may be; provided further, however, that the provisions of both clause (2) above and the preceding proviso shall not apply with respect to any such business, transaction or series of transactions between Terex or any Restricted Subsidiary, on the one hand, and any Restricted Subsidiary, on the other hand, which business, transaction or series of transactions is entered into in the ordinary course of business.

(b)

The provisions of the foregoing paragraph (a) shall not apply to:

(1)

any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments,” any payment or transaction specifically excepted from the definition of Restricted Payment or any Permitted Investment;

(2)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(3)

the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(4)

loans or advances to officers, directors or employees in the ordinary course of business;

(5)

the payment of reasonable fees to directors of Terex and its Restricted Subsidiaries who are not employees of Terex or its Restricted Subsidiaries;

(6)

any Affiliate transaction between Terex and one or more Restricted Subsidiaries or between Restricted Subsidiaries;

(7)

indemnification or insurance provided to officers or directors of Terex or any Subsidiary approved in good faith by the Board of Directors (or a committee thereof);

(8)

payment of compensation and benefits to directors, officers and employees of Terex and its Subsidiaries approved in good faith by the Board of Directors (or a committee thereof);

(9)

the purchase of or the payment of Indebtedness of or monies owed by Terex or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business;

(10)

the existence of, or the performance by the Company or any of its Restricted Subsidiaries under the terms of, any agreement or instrument as in effect on the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(11)

any transactions, arrangements or agreements effected as part of a Qualified Receivables Financing or a Qualified Equipment Financing;

(12)

intercompany transactions, arrangements or agreements in effect on the Issue Date undertaken in good faith and not with the intent of avoiding any covenant in the Indenture;

(13)

transactions with joint ventures, Unrestricted Subsidiaries or other Affiliates entered into in the ordinary course of business or where the Affiliate relationship arises by virtue of its equity ownership interest; and

(14)

the payment of premiums, receipt of proceeds and other finance-related transactions in each case on terms customary for such transactions between the Company or any Restricted Subsidiary of the Company and any Affiliate of the Company that is a “captive finance” entity whose primary business is providing financing to customers of the Company or any Restricted Subsidiary.

Merger and Consolidation

Terex will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:

(1)

the resulting, surviving or transferee Person shall be Terex or, if not Terex, shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the trustee, all the obligations of Terex under the notes and this Indenture (and the Subsidiary Guarantees, if applicable, shall be confirmed as applying to such Person’s obligations);

(2)

at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of the “—Limitation on Indebtedness;” and

(4)

Terex shall have delivered to the trustee an Officers’ Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will be the successor to Terex and shall succeed to, and be substituted for, and may exercise every right and power of, Terex under the Indenture, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from its obligations under the notes.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Terex’s interest in which constitutes all or substantially all of the properties and assets of Terex will be deemed to be the transfer of all or substantially all of the properties and assets of Terex.

Terex will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

(1)

the resulting, surviving or transferee Person shall be Terex or a Subsidiary Guarantor or, if not Terex or such a Subsidiary Guarantor, shall be an entity organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2)

immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)

Terex delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with the Indenture.

The provisions of clauses (1), (2) and (3) above shall not apply to any one or more transactions which constitute (a) an Asset Disposition subject to the applicable provisions of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” above or (b) the grant of any Lien on the assets of a Restricted Subsidiary to secure outstanding Bank Indebtedness, which Lien is otherwise permitted by the terms of the Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

Notwithstanding the foregoing, (x) Terex may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor, (y) a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor and (z) a Subsidiary Guarantor may convey, transfer or otherwise dispose of receivables and related assets of the type specified in the definition of “Receivables Financing” in connection with a Qualified Receivables Financing or assets of the type specified in the definition of “Equipment Securitization Transaction” in connection with a Qualified Equipment Financing.

The phrase “all or substantially all” of the assets of Terex or a Subsidiary Guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances.  As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of Terex of a Subsidiary Guarantor has occurred.

Under certain circumstances, an assumption of Terex's obligations under the notes and this Indenture by such Successor Company or an assumption of a Subsidiary Guarantor's obligations under its Subsidiary Guarantee by such a Person might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the notes are encouraged to consult their own tax advisors regarding the tax consequences of any such assumptions.

Future Subsidiary Guarantors

The Indenture will provide that not later than 30 days after the 2014 Notes have been satisfied, repaid, discharged, defeased or at any time the covenants in the 2014 Notes would not prohibit the Incurrence of Guarantees consisting of the Subsidiary Guarantees (such date, the “Springing Guarantee Date”), Terex will cause each Restricted Subsidiary of Terex (other than a Receivables Subsidiary, Equipment Subsidiary or an Inactive Subsidiary) organized or existing under the laws of the United States, any state thereof or the District of Columbia to execute and deliver an indenture supplemental to the Indenture and thereby give a Subsidiary Guarantee and become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the notes in the form set forth in the Indenture.

In addition, the Indenture will provide that (a) prior to the Springing Guarantee Date, except for Guarantees Incurred and outstanding pursuant to clause (a)(1), (3) or (4) of the covenant described under the caption “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries,” the Indenture will provide that Terex will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor (other than a Foreign Subsidiary, a Receivables Subsidiary with respect to a Qualified Receivables Financing or an Equipment Subsidiary with respect to a Qualified Equipment Financing) to Guarantee any other Indebtedness of Terex or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, and (b) after the Springing Guarantee Date, the Indenture will provide that Terex will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor (other than a Foreign Subsidiary) to Guarantee any other Indebtedness of Terex or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary.  Such Restricted Subsidiary shall be deemed released from its obligations under a Subsidiary Guarantee provided pursuant to the preceding sentence at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless such release results from the payment under such Guarantee of other Indebtedness. In addition, a Subsidiary Guarantor will be automatically released from its Subsidiary Guarantee upon (1) the sale, disposition, exchange or other transfer (including through merger, consolidation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in compliance with, and the release is otherwise in compliance with the Indenture, (2) the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the covenants described under “—Limitation on Restricted Payments” and “—Limitation on Designation of Unrestricted Subsidiaries” and the definition of “Investment,” (3) the Company’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Company’s obligations are discharged in accordance with the terms of the Indenture, and (4) during any Suspension Period.

Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Limitation on Designations of Unrestricted Subsidiaries

The Indenture provides that Terex may designate any Subsidiary of Terex as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)

no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)

either (x) Terex’s Investment in such Subsidiary does not exceed $1,000 or (y) Terex would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such

Designation) in an amount (the “Designation Amount”) equal to the fair market value of Terex’s Investment in such Subsidiary on such date.

In the event of any such Designation, Terex shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.  The Indenture will further provide that Terex will not, and will not permit any Restricted Subsidiary to, at any time:

(1)

provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2)

be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3)

be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clauses (1), (2) and (3), to the extent permitted under the covenant described under “—Limitation on Restricted Payments,” “—Limitation on Indebtedness” and “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;” provided, however, that with respect to entering into keepwell or other comfort letter arrangements, such arrangements and agreements shall be deemed to be an Incurrence of Indebtedness or a Restricted Payment at such time as the amount of the obligation of the Company or such Restricted Subsidiary with respect thereto is quantifiable.  The Indenture will provide that Standard Securitization Undertakings with respect to (x) a Qualified Receivables Financing of a Receivables Subsidiary are not prohibited by clauses (1), (2) and (3) above and (y) a Qualified Equipment Financing of an Equipment Subsidiary are not prohibited by clauses (1), (2) and (3) above.

The Indenture will further provide that Terex may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1)

no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and for all purposes of the Indenture shall be deemed to have been Incurred at such time.

All Designations and Revocations must be evidenced by an Officers’ Certificate delivered to the trustee attaching a certified copy of the resolutions of the Board of Directors giving effect to such Designation or Revocation, as applicable, and certifying compliance with the foregoing provisions.

SEC Reports

Notwithstanding that Terex may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Terex will file with the SEC and provide within 15 days to the trustee and noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

Defaults

An “Event of Default” is defined in the Indenture as the following:

(1)

a default in the payment of interest on the notes when due, continued for 30 days;

(2)

a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)

the failure by Terex to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)

the failure by Terex to comply for 30 days after notice with any of its obligations in the covenants described above under “Change of Control” (other than a failure to purchase notes) or under “—Certain Covenants—Limitation on Indebtedness,” “—Limitation on Indebtedness and Preferred Stock of Restricted

Subsidiaries,” “—Limitation on Liens,” “—Limitation on Sale/Leaseback Transactions,” “—Limitation on Restricted Payments,” “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase the notes), “—Limitation on Affiliate Transactions,” “—Future Subsidiary Guarantors,” “— Limitation on Designations of Unrestricted Subsidiaries,” or “—SEC Reports;”

(5)

the failure by Terex to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture;

(6)

Indebtedness of Terex or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million (the “cross acceleration provision”);

(7)

certain events of bankruptcy, insolvency or reorganization of Terex or any Significant Subsidiary (the “bankruptcy provisions”);

(8)

any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $50.0 million, which is rendered against Terex or any Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

(9)

any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clause (4), (5) or (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Terex of the default and Terex does not cure such default within the time specified after receipt of such notice.

If an Event of Default (other than the bankruptcy provisions relating to Terex) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to the bankruptcy provisions relating to Terex occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.  Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the notes unless:

(1)

such holder has previously given the trustee notice that an Event of Default is continuing;

(2)

holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)

such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)

the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)

the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee reasonably determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of or interest on any Note, the trustee may withhold notice if and so long as the Board of Directors, the executive committee or a committee of its trust officers reasonably determines that withholding notice is in the best interest of the holders.  In addition, Terex is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of Terex’s compliance with all covenants and conditions under the Indenture.  Terex also is required to deliver to the trustee, within 30 days after the knowledge of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Terex is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the notes).

Notwithstanding the foregoing, without the consent of each holder of an outstanding Note affected thereby, no amendment may:

(1)

reduce the amount of notes whose holders must consent to an amendment or waiver;

(2)

reduce the rate of or extend the time for payment of interest on any Note;

(3)

reduce the principal of or extend the Stated Maturity of any Note;

(4)

reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above or, after the occurrence of a Change of Control, alter the provisions (including definitions) set forth under “Change of Control” above in a manner adverse to the holders;

(5)

make any Note payable in money or payable in a place other than that stated in the Note;

(6)

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(7)

make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)

make any change in the ranking of the notes as Senior Indebtedness that would adversely affect the holders in any material respect; or

(9)

make any change in any Subsidiary Guarantee that would adversely affect the holders in any material respect.

Notwithstanding the preceding, without the consent of any holder, Terex and the Trustee may amend or supplement the Indenture:

(1)

to cure any ambiguity, omission, defect or inconsistency or to effect any provision of the Indenture (including the release of any Subsidiary Guarantor in accordance with the terms of the Indenture);

(2)

to provide for the assumption by a successor corporation of the obligations of Terex under the Indenture;

(3)

to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)

to add guarantees with respect to the notes or to secure the notes;

(5)

to add to the covenants of Terex for the benefit of the holders or to surrender any right or power conferred upon Terex;

(6)

to make any change that does not adversely affect the rights of any holder in any material respect;

(7)

to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)

to conform any non-conforming language or defined terms in the text of the Indenture or any notes to any provision of this “Description of the Notes” so that such provision reflects a verbatim recitation of a provision of this “Description of the Notes;”

(9)

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the notes; provided, however, that any such action shall not adversely affect the interests of the Holders of notes and any related coupons in any material respect; or

(10)

to evidence and provide for the acceptance of appointment hereunder of a Trustee other than HSBC Bank USA, National Association, as Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements thereunder.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, Terex is required to mail to holders a notice briefly describing such amendment.  However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The registered holder of a Note will be treated as the owner of it for all purposes.  The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer.  Terex may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding notes for cancellation or (2) all outstanding notes (A) have become due and payable whether at maturity or on a Redemption Date, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in the case of this clause (2), the Company has irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such Redemption Date, premium, if any, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.  The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

Terex at its option at any time may terminate all of its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including, but not limited to, those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, Terex at its option at any time may terminate its obligations under “Change of Control” and under the covenants described under “—Certain Covenants” (other than with respect to Terex as described under “—Certain Covenants—Merger and Consolidation”) (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes), and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).  In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Defaults” will no longer constitute Events of Default with respect to the notes.

Terex may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If Terex exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto.

In order to exercise either defeasance option, Terex must irrevocably deposit in trust (the “defeasance trust”) with the trustee money or U.S. Government Obligations in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

If the funds deposited with the trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then the obligations of Terex under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Concerning the Trustee

HSBC Bank USA, National Association, is the trustee under the Indenture and has been appointed by Terex as Registrar and Paying Agent with regard to the notes.  Such bank may also act as a depository of funds for, or make loans to and perform other services for, Terex or its Affiliates in the ordinary course of business in the future.  HSBC Bank USA, National Association, is the trustee under the Indentures for the Existing Notes.  In the event of a conflict, HSBC Bank USA, National Association, would have to resign as trustee with respect to the notes.

The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The Indenture provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.  The trustee may resign at any time or may be removed by Terex.  If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the Indenture.

If the trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.  The Indenture also contains certain limitations on the right of the trustee, as a creditor of Terex, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise.

Governing Law

The Indenture provides that it, the Guarantees and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“2014 Notes” means Terex’s $298.3 million principal amount of 7⅜% Senior Subordinated Notes due 2014 issued under the indenture, dated as of November 25, 2003, among Terex, the guarantors named therein and HSBC Bank USA, National Association, as trustee, as such may be amended or supplemented from time to time.

“8.00% Notes” means Terex’s $800.0 million principal amount of 8.00% Senior Subordinated Notes due 2017 issued under the indenture, dated as of July 20, 2007, between the Company and HSBC Bank USA, National Association, as trustee, as supplemented by the supplemental indenture dated as of November 13, 2007, between Terex and HSBC Bank USA, National Association, as trustee, as such may be amended or supplemented from time to time.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (the “Acquired Person”) (i) existing at the time such Person becomes a Restricted Subsidiary of Terex or at the time it merges or consolidates with Terex or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person.

“Affiliate” of any specified Person means:

(1)

any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or

(2)

any other Person who is a director or officer:

(A)

of such specified Person;

(B)

of any subsidiary of such specified Person; or

(C)

any Person described in clause (1) above.

For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means with respect to any note on any Redemption Date, the greater of:

(1)

1.0% of the principal amount of such note; and

(2)

the excess, if any, of (A) the present value at such Redemption Date of (i) the redemption price of such note at June 1, 2013 (such redemption price being set forth in the applicable table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through June 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate, as of such Redemption Date, plus 50 basis points; over (B) the principal amount of such note.

“Asset Disposition” means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by Terex or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a “disposition”), of:

(1)

any shares of Capital Stock of a Restricted Subsidiary to any Person other than Terex or a Restricted Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary);

(2)

all or substantially all the assets of any division or line of business of Terex or any Restricted Subsidiary to any Person other than Terex or a Restricted Subsidiary; or

(3)

any other assets of Terex or any Restricted Subsidiary to any Person other than Terex or a Restricted Subsidiary outside of the ordinary course of business of Terex or such Restricted Subsidiary,

in each case other than:

(A) dispositions of (x) cash or Cash Equivalents or (y) property or equipment that is no longer used or that is obsolete, damaged or otherwise unsuitable or no longer required in the business of the Company or a Restricted Subsidiary;

(B) dispositions of assets (including issuances and sales of Capital Stock of Subsidiaries) in one or a series of related transactions for an aggregate consideration of less than $5.0 million for any such transaction or series of transactions;

(C)  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under “—Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control;

(D)  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments;”

(E)  any disposition of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or to any Person in a factoring or similar transaction or transactions;

(F)  any disposition of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein or a security interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(G) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(H)  the sale, assignment, lease, sub-lease, rental, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business (including leases or subleases with respect to real or personal property temporarily not in use or pending disposition, or not interfering in any material respect with the business) or the sale or discounting of accounts receivable or notes receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof or the conversion of accounts receivable to notes receivable;

(I)  the sale of financial services products, including loans, leases, rental agreements or other arrangements with purchasers of equipment or (x) retail financing for the purchase or lease of equipment manufactured by the Company, its Restricted Subsidiaries or any other manufacturer whose products are from time to time sold through the Company, (y) other retail and wholesale financing programs reasonably related thereto and (z) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products;

(J) any disposition of assets of the type specified in the definition of “Equipment Securitization Transaction” to an Equipment Subsidiary in a Qualified Equipment Financing or to any Person in a similar transaction or transactions; and

(K)  any disposition of assets of the type specified in the definition of “Equipment Securitization Transaction” (or a fractional undivided interest therein or a security interest therein) by an Equipment Subsidiary in a Qualified Equipment Financing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)

the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

(2)

the sum of all such payments.

“Bank Indebtedness” means:

(1)

the Indebtedness outstanding or arising under the Credit Facility up to a maximum principal amount of $1.25 billion;

(2)

all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to Terex or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Facility); and

(3)

all Hedging Obligations arising in connection therewith with any party to the Credit Facility.

“Board of Directors” means the Board of Directors of Terex or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such capital lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(1)

marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)

marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Services or Moody’s Investors Service, Inc.;

(3)

commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Services or at least P-1 from Moody’s Investors Service, Inc.;

(4)

certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof issued by (x) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) a commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalents thereof);

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)

investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7)

other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management.

“Cash Flow” for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

(1)

income tax expense;

(2)

Consolidated Interest Expense;

(3)

depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of Terex in such Subsidiary; and

(4)

all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period).

Notwithstanding clause (4) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (4) in such prior period.

“Change of Control” means the occurrence of any of the following events:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Terex, whether as a result of issuance of securities of Terex, any merger, consolidation, liquidation or dissolution of Terex, any direct or indirect transfer of securities or otherwise;

(2)

(A)

another corporation merges into Terex or Terex consolidates with or merges into any other corporation, or

(B)

Terex conveys, transfers or leases all or substantially all its assets (computed on a consolidated basis) to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between Terex and a Wholly Owned Subsidiary of Terex, in the case of each of clause (2)(A) and (B), in one transaction or a series of related transactions with the effect that either (x) immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (y) the securities of Terex that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of Terex ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Terex (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Terex was approved by a vote of 60% of the directors of Terex then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Terex then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” means Credit Suisse as collateral agent for the lenders pursuant to the Credit Agreement, dated as of July 14, 2006.

“Consolidated Cash Flow Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)

if Terex or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)

if since the beginning of such period Terex or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Terex or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Terex and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Terex and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if since the beginning of such period Terex or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Terex or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Terex or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Terex.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).  For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.  For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, whether or not in accordance with GAAP or Regulation S-X under the Securities Act, to reflect operating expense reductions, cost savings or synergies reasonably expected to result within 12 months from the applicable pro forma event.

“Consolidated Interest Expense” means, for any period, the total interest expense of Terex and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by Terex or its Restricted Subsidiaries:

(1)

interest expense attributable to capital leases;

(2)

amortization of debt discount;

(3)

capitalized interest;

(4)

original issue discount and non-cash interest payments or accruals;

(5)

commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

(6)

net payments and receipts (if any) pursuant to Hedging Obligations (including amortization of fees);

(7)

dividends in respect of all Disqualified Stock held by Persons other than Terex, a Subsidiary Guarantor or a Wholly Owned Subsidiary;

(8)

interest Incurred in connection with investments in discontinued operations;

(9)

the interest portion of any deferred payment obligations constituting Indebtedness;

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Terex) in connection with Indebtedness Incurred by such plan or trust; and minus

(11)

amortization or write-off of deferred financing fees and debt issuance costs; and

(12)

interest income.

For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by the terms of clause (b)(10) of the covenant described under “—Certain Covenants— Limitation on Indebtedness” and (a)(10) of the covenant described under “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” and (b) Guarantees by Terex of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of Terex or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, for any period, the net income or loss of Terex and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)

any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) Terex’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Terex or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) Terex’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)

any net income of any Person acquired by Terex or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)

any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to Terex, except that (A) Terex’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted to be distributed by such Restricted Subsidiary during such period to Terex or another Restricted Subsidiary as a dividend, advance or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), (B) Terex’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income and (C) any such restrictions on a Receivables Subsidiary or an Equipment Subsidiary in connection with a Qualified Receivables Financing or Qualified Equipment Financing, as applicable, shall be disregarded for purposes of this definition of “Consolidated Net Income;”

(4)

any gain or loss realized upon the sale or other disposition of any property, plant or equipment of Terex or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(5)

all extraordinary, unusual or non-recurring gains, and any extraordinary or non-recurring loss;

(6)

any goodwill impairment charge pursuant to GAAP;

(7)

the cumulative effect of a change in accounting principles;

(8)

any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded;

(9)

income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued); and

(10)

unrealized gains and losses relating to Hedging Obligations or other derivative instruments and the application of Statement of Financial Accounting Standards No. 133 and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Financial Accounting Standard 52.

“Consolidated Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) that would appear on a consolidated balance sheet of the Company, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and, to the extent otherwise included, the amounts of:  (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Company; (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (5) treasury stock; (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and (7) Investments in and assets of Unrestricted Subsidiaries.

“Credit Facility” means (1) a collective reference to any term loan and revolving credit facilities (including, but not limited to, the credit agreement, dated as of July 14, 2006, among Terex, certain of our subsidiaries, Credit Suisse, as Administrative Agent and Collateral Agent, and certain financial institutions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of any changes in the terms and conditions thereof and (2) whether or not the credit agreement referred to in clause (1) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including any Receivables Financing or otherwise through the sale of receivables and related assets (or undivided interests therein) to lenders or to special purpose entities formed to borrow from lenders against such receivables), asset-backed financing (including any Equipment Securitization Transaction or otherwise through the sale of assets of the type specified in the definition of “Equipment Securitization Transaction” (or undivided interests therein) to lenders or to special purpose entities formed to borrow from lenders against such assets) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.  Without limiting the generality of the foregoing, the term “Credit Facility” shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Terex and its Restricted Subsidiaries and their respective successors and assigns.

“Currency Agreement Obligations” means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise prior to the 91st day after the Stated Maturity of the notes;

(2)

is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the 91st day after the Stated Maturity of the notes; or

(3)

is redeemable at the option of the holder thereof, in whole or in part on or prior to the 91st day after the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under “—Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” and “—Certain Covenants—Change of Control.”

“Equipment Fees” means interest or other payments made directly or by means of discounts with respect to any participation or other interests issued or sold in connection with, and all other fees paid to a Person that is not an Equipment Subsidiary or not a Restricted Subsidiary in connection with, any Equipment Securitization Transaction.

“Equipment Repurchase Obligation” means any obligation of a seller of assets in a Qualified Equipment Financing to repurchase assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or other asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Equipment Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer (or transfer an undivided interest) to (a) an Equipment Subsidiary or (b) any other Person, or may grant a security interest in, any rental fleet equipment, loans secured by equipment, leases or rental agreements (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all payments and other rights under insurance policies or warranties related thereto, all disposition proceeds received upon sale thereof, all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto, all credit enhancements related thereto, all leases, loans or rental agreements related thereto, all collateral securing such assets, all contracts and all guarantees or other obligations in respect of such assets, proceeds of such assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or similar transactions involving such assets.

“Equipment Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Equipment Financing with the Company or any Subsidiary of the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers assets of the type specified in the definition of “Equipment Securitization Transaction”) that engages in no activities other than in connection with the financing of assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designed by the Board of Directors of the Company (as provided below) as an Equipment Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that would be obtained at the time from Persons that are not Affiliates of the Company; and

(3)

to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conclusion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes” means the 2014 Notes and the 8.00% Notes.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined by the Company).

“Floor Plan Guarantees” means guarantees (including but not limited to repurchase or remarketing obligations) by Terex or a Restricted Subsidiary Incurred in the ordinary course of business consistent with past practice of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Terex or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer, or other purchaser or lessor, and any related reasonable fees and expenses (including financing fees), provided, however, that (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (2) if Terex or such Restricted Subsidiary is required to make payment with respect to such guarantee, Terex or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a perfected first priority Lien in such inventory or (s) the net proceeds of any resale of such inventory.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) in such other statement by such other entity as have been approved by a significant segment of the accounting profession, in each case that are in effect on the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (x) endorsements of negotiable instruments for collection or deposit in the ordinary course of business or (y) Standard Securitization Undertakings.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Inactive Subsidiary” means a Subsidiary which at the time of determination owns assets having a fair market value of less than $50,000, does not conduct any business activity and is not an obligor with respect to any Indebtedness.

“Incur” means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness or Disqualified Stock; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” of any Person means, without duplication, and whether or not contingent:

(1)

the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)

all Capital Lease Obligations of such Person;

(3)

all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)

all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(5)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

(6)

to the extent not otherwise included in this definition, all Hedging Obligations;

(7)

all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of “Guarantee”); and

(8)

all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors.  For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Terex or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition (by means of any transfer of cash or other property to such Person or any other Person) of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments:”

(1)

“Investment” shall include the portion (proportionate to Terex’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Terex at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Terex shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) Terex’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Terex’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of Terex in exchange for Capital Stock, property or assets of another Person constitute an Investment by Terex in such Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“issue” means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means June    , 2009, the date on which the notes were originally issued.

“Lien” means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” fropm an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability or reserve under GAAP, as a consequence of such Asset Disposition;

(2)

all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)

all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)

reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Terex or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.  Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by Terex.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible exchangeable debt), of Terex that were issued for cash on or after December 17, 2001, the amount of cash originally received by Terex upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys fees, accountants fees, underwriters or placement agents fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred or required to be Incurred in connection with such issuance or sale and also net of taxes paid or payable as a result thereof.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or of a Subsidiary or parent of the Company that is designated by the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or similar position of the Company or such Subsidiary or parent that meets the requirements set forth in this Indenture.

“Permitted Investment” means an Investment by Terex or any Restricted Subsidiary in:

(1)

Terex, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary and any Investment held by such Person; provided, however, that any Investment held by such Person was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(2)

another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, Terex or a Restricted Subsidiary and any Investment held by such Person; provided, however, that any Investment held by such Person was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(3)

Cash Equivalents;

(4)

receivables owing to Terex or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(5)

loans or advances to employees made in the ordinary course of business;

(6)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Terex or any Restricted Subsidiary or in satisfaction of judgments;

(7)

any Person to the extent such Investment represents the non-cash portion of the consideration received for an asset sale as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;”

(8)

so long as no Default has occurred and is continuing (or would result therefrom), any Investment the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause 3(B) of Section (a) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments;”

(9)

an aggregate amount not to exceed $100.0 million for the purposes of financing purchases and leases of inventory in connection with a “captive finance” entity whose sole business is providing financing to customers of the Company or any Restricted Subsidiary;

(10)

Floor Plan Guarantees permitted by the terms of clause (b)(10) of the covenant described under
“—Certain Covenants—Limitation on Indebtedness” and (a)(10) of the covenant described under “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;”

(11)

any Person to the extent such Investments consist of Hedging Obligations not incurred for speculative purposes and either:  (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(12)

any Person to the extent such Investments, when taken together with all other Investments made pursuant to this clause (12) and outstanding on the date such Investment is made, do not have an aggregate Fair Market Value in excess of in the aggregate the greater of (i) $125.0 million and (ii) 3.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)

joint ventures of the Company or any of its Restricted Subsidiaries to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date such Investment is made, do not have a Fair Market Value in excess of in the aggregate the greater of (i) $75.0 million and (ii) 2.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)

purchases and acquisitions of real estate, services, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;

(15)

a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets of the type specified in the definition of “Receivables Financing,” cash and Cash Equivalents or an equity interest;

(16)

Guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Indebtedness,” “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries” and “—Future Subsidiary Guarantors;”

(17)

any Investment in an entity that is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable and related assets of the type specified in the definition of “Receivables Financing” or cash and Cash Equivalents pursuant to a Receivables Financing;

(18)

Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary of the Company in a transaction that is not prohibited by “—Certain Covenants—Merger and Consolidation” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)

Investments resulting from the sale of financial services products, including (x) retail financing for the purchase or lease of equipment manufactured by the Company, its Restricted Subsidiaries or any other manufacturer whose products are from time to time sold through the Company or its Restricted Subsidiaries, (y) other retail and wholesale financing programs reasonably related thereto and (z) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products;

(20)

an Equipment Subsidiary or any Investment by a Equipment Subsidiary in any other Person in connection with a Qualified Equipment Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Equipment Financing or any related Indebtedness; provided, however, that any Investment in an Equipment Subsidiary is in the form of a Purchase Money Note, contribution of assets of the type specified in the definition of “Equipment Securitization Transaction,” cash and Cash Equivalents or an equity interest;

(21)

any Investment in an entity that is not a Restricted Subsidiary to which a Restricted Subsidiary sells assets of the type specified in the definition of “Equipment Securitization Transaction” or cash and Cash Equivalents pursuant to an Equipment Securitization Transaction; and

(22)

any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, including carriers’ , warehousemen’s, mechanics’, materialmens’, repairmens’, landlords’ and other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)

Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of Terex;

(4)

Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person, in each case in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)

Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation;

(6)

Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of Terex or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto;

(7)

Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Terex and its Subsidiaries in the ordinary course of business;

(8)

Liens in favor of Terex and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if Terex or a Subsidiary Guarantor is not the beneficiary of such a Lien;

(9)

Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person;

(10)

Liens on property or assets existing at the time of acquisition thereof by Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets;

(11)

Liens existing on November 25, 2003, November 7, 2007 or on the Issue Date;

(12)

Liens arising from the rendering of a final judgment or order against Terex or any Restricted Subsidiary that does not give rise to an Event of Default;

(13)

encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of Terex or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords and lessors liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of Terex and the Restricted Subsidiaries;

(14)

Liens securing Indebtedness permitted to be incurred under the provisions described in clause (b)(1) under “—Certain Covenants—Limitation on Indebtedness” and (a)(1) of the covenant described under “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;”

(15)

Liens with respect to Floor Plan Guarantees permitted by the terms of clause (b)(10) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (a)(10) of the covenant described under “—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;”

(16)

Liens on (A) receivables and related assets of the type specified in the definition of “Receivables Financing” or pledges of interests in a Receivables Subsidiary, in each case Incurred in connection with a Qualified Receivables Financing and (B) assets of the type specified in the definition of “Equipment Securitization Transaction” or pledges of interests in an Equipment Subsidiary, in each case Incurred in connection with a Qualified Equipment Transaction; and

(17)

Liens securing Indebtedness of a Foreign Subsidiary permitted to be Incurred pursuant to the covenant “—Certain Covenants—Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries;” provided, however, that such Liens do not extend to the property or assets of the Company or any Domestic Subsidiary;

(18)

any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate; and

(19)

Liens securing Indebtedness (other than Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $200.0 million.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Public Equity Offering” means an underwritten primary or combined primary and secondary public offering of common stock (other than Disqualified Stock) of Terex pursuant to an effective registration statement under the Securities Act which public equity offering results in gross proceeds to Terex of not less than $50 million.

“Purchase Money Indebtedness” means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the Business of Terex or the Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary or an Equipment Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary or an Equipment Subsidiary in connection with a Qualified Receivables Financing or Qualified Equipment Financing, as applicable, which note is intended to finance that portion of the purchase price for accounts receivables and related assets or assets of the type described in the definition of “Equipment Securitization Transaction,” as applicable, that is not paid by cash or as a contribution of equity.

“Qualified Equipment Financing” means any Equipment Securitization Transaction of an Equipment Subsidiary that meets the following conditions and with respect to which the Company delivers an Officers’ Certificate to the Trustee certifying as to compliance with all such conditions:

(1)

all sales of assets to the Equipment Subsidiary are made at Fair Market Value (as determined in good faith by the Company);

(2)

the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company); and

(3)

shall be non-recourse to the Company and its Subsidiaries (other than the Equipment Subsidiary) except for Standard Securitization Undertakings.

The grant of a security interest in any assets of the Company or any Subsidiaries (other than an Equipment Subsidiary or the Subsidiary undertaking such Equipment Securitization Transaction) to secure Bank Indebtedness shall not be deemed to be a Qualified Equipment Financing.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions and with respect to which the Company delivers an Officers’ Certificate to the Trustee certifying as to compliance with all such conditions:

(1)

all sales of receivables and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company);

(2)

the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company); and

(3)

shall be non-recourse to the Company and its Subsidiaries (other than the Receivables Subsidiary) except for Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any Subsidiaries (other than a Receivables Subsidiary or the Subsidiary undertaking such Receivables Financing) to secure Bank Indebtedness shall not be deemed to be a Qualified Receivables Financing.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Terex which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Fees” means interest or other payments made directly or by means of discounts with respect to any participation or other interests issued or sold in connection with, and all other fees paid to a Person that is not a Receivables Subsidiary or not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer (or transfer an undivided interest) to (a) a Receivables Subsidiary or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions, factorings or similar transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company or any Subsidiary of the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designed by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that would be obtained at the time from Persons that are not Affiliates of the Company; and

(3)

to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conclusion.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Terex or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)

such Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of the Stated Maturity of the Indebtedness being Refinanced;

(2)

such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3)

such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less that the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest) under the Indebtedness being Refinanced, plus actual fees and expenses Incurred in connection with the Refinancing;

provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary or a Subsidiary Guarantor that Refinances Indebtedness of Terex or (2) Indebtedness of Terex or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is a Subordinated Obligation (but excluding from this clause (y) the 2014 Notes), then such Refinancing Indebtedness shall be at least as subordinated in right of payment to the notes as the Indebtedness being Refinanced and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Terex that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of any Person secured by a Lien.

“Senior Indebtedness” means with respect to Terex or any Subsidiary Guarantor, any Indebtedness of such Person unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is subordinate in right of payment to any other Indebtedness or Guarantee of such Person, including the notes or the applicable Subsidiary Guarantee, other than:

(1)

any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary;

(2)

any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(3)

that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture;

(4)

Indebtedness of such Person represented by Disqualified Stock; or

(5)

any Capital Stock.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Terex within the meanings of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of Terex or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means:

(1)

any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(A)

Terex;

(B)

Terex and one or more Subsidiaries of Terex; or

(C)

one or more Subsidiaries of Terex; or

(2)

any limited partnership of which Terex or any Subsidiary is a general partner; or

(3)

any other Person (other than a corporation or limited partnership) in which Terex, or one or more other Subsidiaries or Terex and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless the context otherwise requires, Subsidiary means each direct and indirect Subsidiary of Terex.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of Terex’s Obligations with respect to the notes.

“Subsidiary Guarantor” means any Subsidiary of Terex that Guarantees Terex’s Obligations with respect to the notes.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2013; provided, however, that if the period from the Redemption Date to such date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means any Subsidiary of Terex designated as such pursuant to and in compliance with the covenant described under “Limitation on Designations of Unrestricted Subsidiaries.”  Any such designation may be revoked by a resolution of the Board of Directors of Terex delivered to the trustee, subject to the provisions of such covenant.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means:

(1)

a Restricted Subsidiary all the Capital Stock of which (other than directors qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary) is owned by Terex or one or more Wholly Owned Subsidiaries; and

(2)

each of Terex Cranes, Inc., PPM Cranes, Inc., P.P.M. S.A., and any future wholly owned subsidiaries of any of the foregoing, in each case so long as Terex or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (A) the Issue Date or (B) the date such entity is incorporated or acquired by Terex or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

General

The notes initially will be issued in the form of one or more fully registered notes in global form (the “Global Notes”).  The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to the accounts of institutions that have accounts with DTC or its nominee (the “DTC participants”) and to the accounts of institutions that have accounts with Euroclear or its nominee participants (the “Euroclear participants” and, collectively with the DTC participants, the “participants”).  Each of DTC and Euroclear is referred to herein as a “Book Entry Facility.”  Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants.  Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee (with respect to participants interests) for such Global Notes or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants).  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

So long as DTC, or its nominee, is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such notes represented by such Global Notes for all purposes under the Indenture and the notes.  Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any notes represented thereby for any purpose under the notes or the Indenture.  We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Notes desires to take any action that DTC, as the holder of such Global Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any payment of principal or interest due on the notes on any interest payment date or at maturity will be made available by us to the trustee by such date.  As soon as possible thereafter, the trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such notes in accordance with existing arrangements between the trustee and the depositary.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of DTC.  We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form of registered in “street name,” and will be the responsibility of such participants.

None of us, the trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear) immediately following the DTC settlement date.  Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in DTC.

As long as the notes are represented by a Global Note, DTC’s nominee will be the holder of such notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such notes.  See “Change of Control” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in notes represented by the Global Note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants.  In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such note must instruct the broker or other participant to exercise a right to repayment.  Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.  We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Unless and until exchanged in whole or in part for notes in definitive form in accordance with the terms of the notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of each successor.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  None of us or the trustee will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.  We and the trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

Certificated notes

The Global Notes shall be exchangeable for corresponding notes in certificated fully registered form (“certificated notes”) registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies Terex that it is unwilling or unable to continue as depositary for the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the applicable notes or (C) Terex executes and delivers to the trustee an order that the Global Notes shall be so exchangeable.  Any certificated notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $2,000 and integral multiples thereof.  Any certificated notes so issued will be registered in such names and in such denominations as DTC shall request.

The Clearing System

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act.  DTC was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby elimination the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences, of purchasing, owning and disposing of the notes. This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the “issue price” of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

•

dealers in securities or currencies;

•

traders in securities;

•

United States holders (as defined below) whose functional currency is not the United States dollar;

•

persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•

persons subject to the alternative minimum tax;

•

certain United States expatriates;

•

financial institutions;

•

insurance companies;

•

controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•

entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•

pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities; and

•

persons that acquire the notes for a price other than their issue price.

If you are a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes) holding notes or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or non-U.S. income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. You are encouraged to consult your own tax advisor, before you purchase notes, regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a note or notes that is for United States federal income tax purposes:

•

an individual citizen or resident of the United States;

•

a corporation  (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•

an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest on Notes

Stated interest on your notes will be taxed as ordinary interest income. In addition:

•

if you use the cash method of accounting for United States federal income tax purposes, you will have to include the stated interest on your notes in your gross income at the time you receive the stated interest; and

•

if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the stated interest on your notes in your gross income at the time the stated interest accrues.

Original Issue Discount

We expect that the “stated redemption price at maturity” of the notes will exceed their “issue price” by an amount that equals or exceeds the statutory de minimis amount and, accordingly, we expect that the notes will be issued with original issue discount (“OID”) for United States federal income tax purposes in an amount equal to such excess.

Generally, a debt instrument will be issued with OID if the excess of the “stated redemption price at maturity” of the debt instrument over its “issue price” is equal to or greater than a de minimis amount (generally 1⁄4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity date). The “stated redemption price at maturity” of the notes is the sum of all payments to be made under the notes other than payments of “qualified stated interest.” All of the stated interest on the notes will be qualified stated interest, and thus the stated redemption price at maturity will equal the stated principal amount of the notes. The “issue price” of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

You will be required to accrue and include OID in your gross income as ordinary income using a constant yield method, in advance of the receipt of the cash payment attributable to the OID, regardless of your regular method of accounting for United States federal income tax purposes. The amount of OID that you must include in your gross income for each taxable year is the sum of the daily portions of OID that accrue on your notes for each day of the taxable year during which you hold the notes. The daily portion of OID is determined by allocating to each day of an accrual period (generally, the period between interest payment dates or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is the product of the “adjusted issue price” of the notes at the beginning of the accrual period multiplied by the yield to maturity of the notes (adjusted to reflect the length of the accrual period), reduced by the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of the notes at the beginning of an accrual period generally will equal their issue price, increased by the aggregate amount of OID that has accrued on the notes in all prior accrual periods. You should consult your own tax advisor concerning the consequences of, and accrual of, OID on your notes.

You generally may irrevocably elect to treat all interest on your notes as OID and calculate the amount includible in income using a constant yield method. You should consult your own tax advisor regarding this election.

Sale or Other Disposition of Notes

Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under “—United States Holders—Interest on Notes”); and

•

your adjusted tax basis in the notes.

Your adjusted tax basis in the notes generally willequal your cost in acquiring your notes, increased by the amount of OID on your notes previously included in your gross income.  Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the Internal Revenue Service:

•

Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the Internal Revenue Service and to you on Internal Revenue Service Form 1099 concerning interest, OID and retirement proceeds on your notes, unless an exemption applies.

•

Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the Internal Revenue Service.  If you are an individual, this is your social security number.  You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

In general, “backup withholding” (currently at a maximum rate 28%) may apply:

•

to any payments made to you of principal of and interest and OID on your note, and

•

to payment of the proceeds of a sale or other disposition of your note,

if you are a non-corporate United States holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be refunded to you or credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

Non-U.S. Holders

The following summary applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of a note that is not, for United States federal income tax purposes, a United States holder (as defined above) or a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes).

United States Federal Withholding Tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest and OID on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•

you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•

you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•

you are not a bank receiving interest and OID described in section 881(c)(3)(A) of the Internal Revenue Code;

•

such interest and OID is not effectively connected with your conduct of a United States trade or business; and

•

you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

•

us or our paying agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest and OID made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest and OID paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

Except for the possible application of United States federal withholding tax (see “United States Federal Tax Considerations—Non-U.S. Holders—United States Federal Withholding Tax” above) and backup withholding tax (see “United States Federal Tax Considerations—Non-U.S. Holders-Backup Withholding and Information Reporting” below), you generally will not be subject to United States federal income tax on payments of principal, interest and OID on your notes, or on any gain realized from (or accrued interest or OID treated as received in connection with) the sale, redemption, retirement at maturity or other disposition of your notes unless:

•

in the case of interest payments or disposition proceeds representing accrued interest or OID, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

•

in the case of gain, you are an individual who is present in the United States for more than 182 days during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

•

the interest, OID or gain is effectively connected with your conduct of a United States trade or business and, if  required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest, OID or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if  required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you), the interest, OID or gain generally will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States holder (although the interest and OID will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed Internal Revenue Service Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a non-U.S. corporation that has earnings and profits (attributable to interest, OID or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•

your interest and OID on the notes is effectively connected with your conduct of a United States trade or business.

Information Reporting and Backup Withholding

Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “United States Tax Considerations—Non-U.S. Holders—United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States holder (as described in “United States Tax Considerations—United States Holders” above). However, we or our paying agent may be required to report to the Internal Revenue Service and you payments of interest and OID on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and OID payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax (currently at a maximum rate of 28%). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. information reporting and backup withholding requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

•

is a United States person (as defined in the Internal Revenue Code);

•

derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•

is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•

is a foreign partnership, if at any time during its tax year:

•

one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•

the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. information reporting and backup withholding unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated             , 2009, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Citigoup Global Market Inc. and UBS Securities LLC are acting as representatives, the following principal amounts of the notes:

Underwriter	Principal Amount of Notes
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
UBS Securities LLC
RBS Securities Inc.
Banc of America Securities LLC
Calyon Securities (USA) Inc.
Dresdner Kleinwort Securities LLC
Morgan Stanley & Co. Incorporated

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $                per note.  The underwriters and selling group members may allow a discount of $                per note on sales to other broker/dealers.  After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Note		Total
Underwriting discounts and commissions paid by us	%	$
Expenses payable by us	%	$

We estimate that our out of pocket expenses for this offering, including registration filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $250,000.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.  In particular, each of the representatives is a co-lead arranger and joint bookrunner, UBS Securities LLC is the syndication agent, an affiliate of Credit Suisse Securities (USA) LLC is the administrative agent and collateral agent, Banc of America Securities LLC and Calyon Securities (USA) Inc. are co-documentation agents and an affiliate of each of the underwriters is a lender under our bank credit facility, certain outstanding borrowings of which will be repaid with the net proceeds from this offering. See “Use of Proceeds”.

Because we will use more than 10% of the net proceeds from this offering to repay indebtedness owed by us to affiliates of the underwriters, this offering is being conducted in accordance with the applicable provisions of Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.  Rule 2720 requires that the yield of the notes not be lower than that recommended by a “qualified independent underwriter” meeting certain standards.  Accordingly, UBS Securities LLC is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence.  The yield of the notes is no lower than the price recommended byUBS Securities LLC.

Prior to the offering, there has been no market for the notes.  The initial public offering price will be determined by negotiation between us and the underwriters and will not necessarily reflect the market price of the notes following the offering.  The principal factors that will be considered in determining the public offering price will include:

•

the information presented in this prospectus supplement and otherwise available to the underwriters;

•

the history of and the prospects for the industry in which we will compete;

•

the ability of our management;

•

the prospects for our future earnings;

•

the present state of our development and our current financial condition;

•

the recent market prices of, and the demand for, publicly traded senior subordinated notes of generally comparable companies; and

•

the general condition of the securities markets at the time of the offering.

We offer no assurances that the initial public offering price will correspond to the price at which the notes will trade in the public market subsequent to this offering or that an active trading market for the notes will develop and continue after the offering.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

•

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.  As a result the price of the notes may be higher than the price that might otherwise exist in the open market.  These transactions if commenced, may be discontinued at any time.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of notes to the public in that Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Member State:

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a principal amount of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

The validity of the issuance of the notes and certain other issues will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.  The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated, in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the Securities and Exchange Commission’s Public Reference Room at Station Place, 100 F Street NE, Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can access this material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed and through the Securities and Exchange Commission’s web site at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information that we file with the Securities and Exchange Commission. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus, and any information that we file with the Securities and Exchange Commission after the date of this prospectus supplement will automatically update and supersede this information.

We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus supplement with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the notes covered by this prospectus supplement:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•

Our definitive proxy materials on Schedule 14A as filed with the SEC on March 31, 2009;

•

Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2009; and

•

Our Current Reports on Form 8-K (to the extent that the information contained therein was filed with, and not furnished to, the SEC) as filed with the SEC on February 25, 2009, March 4, 2009, March 12, 2009, April 1, 2009, May 18, 2009 and May 27, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number: Terex Corporation, Attention: Investor Relations Department, 200 Nyala Farm Road, Westport, Connecticut 06880; telephone (203) 222-7170.

You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus supplement by reference and should not be considered a part of this prospectus supplement.

Prospectus

TEREX CORPORATION

Debt Securities

Preferred Stock

Securities Warrants

Common Stock

Depositary Shares

Guarantees of Debt Securities

          We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

          We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

          Our common stock is quoted on the New York Stock Exchange under the symbol “TEX.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

          Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2007.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

          In this prospectus “Terex,” “we,” “us,” “our” and the “Company” refer to Terex Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

          This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

          You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

          This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•	our businesses are highly cyclical and weak general economic conditions may affect the sales of our products and financial results;

•	our business is sensitive to fluctuations in interest rates and government spending;

•	our ability to successfully integrate acquired businesses;

•	our retention of key management personnel;

•	our businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors;

•	the effects of changes in laws and regulations;

•	our business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics;

•	our continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices;

•	the financial condition of suppliers and customers, and their continued access to capital;

•	our ability to timely manufacture and deliver products to customers;

•	possible work stoppages and other labor matters;

•	our debt outstanding and the need to comply with restrictive covenants contained in our debt agreements;

•	our ability to maintain adequate disclosure controls and procedures, maintain adequate internal control over financial reporting and file our periodic reports with the SEC on a timely basis;

•	our implementation of a global enterprise system and its performance;

•	the investigations by the SEC and the U.S. Department of Justice, Antitrust Division;

•	compliance with applicable environmental laws and regulations;

•	product liability claims and other liabilities arising out of our business; and

•	other factors, including those described under the caption “Risk Factors” in our periodic reports filed with the SEC.

          Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of the date of this prospectus and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, in each case, except as required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

          We also make available free of charge on or through our Internet web site (http://www.terex.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file these materials with the SEC. Except as set forth under “Incorporation of Certain Documents by Reference,” information on our Internet website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut 06880, Attn: Investor Relations Department; Phone: (203) 222-7170; or at our Internet web site.

          We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on February 28, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 4, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 filed on August 3, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 filed on November 5, 2007;

•	our Definitive Proxy Statement filed on April 4, 2007;

•

our Current Reports on Form 8-K filed on January 16, 2007, February 2, 2007, February 9, 2007, February 13, 2007, February 27, 2007, February 28, 2007, March 8, 2007, April 4, 2007, April 11, 2007, May 10, 2007, May 18, 2007, May 25, 2007, July 13, 2007, July 17, 2007, October 11, 2007 and November 5, 2007; and

•	the description of our common stock on our Registration Statement on Form 8-A filed on February 22, 1991.

          You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Terex Corporation
200 Nyala Farm Road
Westport, Connecticut 06880
Attn: Investor Relations Department
(203) 222-7170

          You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

OUR COMPANY

          Terex is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, mining, shipping, transportation, refining and utility industries. We operate in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. We remain focused on delivering products that are reliable, cost-effective and improve our customers’ return on invested capital. Our products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

          Our Company was originally incorporated in Delaware in October 1986 as Terex U.S.A., Inc. We have grown a tremendous amount since that time, achieving $7.6 billion of net sales in 2006, up from $6.2 billion of net sales in 2005.

          We continue to focus on integrating the companies that we have acquired. In the past, our Company operated in a decentralized manner. However, we have increasingly coordinated our operations to improve and streamline our business. We are becoming a more unified operating company, one that combines the strengths of many different people, products and technologies under one global umbrella. We have concentrated on improving our financial reporting and will continue to focus on integrating other aspects of our business as well.

          Our Aerial Work Platforms segment designs, manufactures and markets aerial work platform equipment, telehandlers, light construction equipment and construction trailers. Our Construction segment designs, manufactures and markets heavy construction equipment and compact construction equipment. Our Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck mounted cranes (boom trucks) and telescopic container stackers. Our Materials Processing & Mining segment designs, manufactures and markets crushing and screening equipment, hydraulic mining excavators, high capacity surface mining trucks, drilling equipment and other products. Our Roadbuilding, Utility Products and Other segment designs, manufactures and markets asphalt and concrete equipment, landfill compactors, and utility equipment.

          Our principal offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

USE OF PROCEEDS

          Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	For the Year Ended December 31,

(dollars in millions)	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges (1) (2)	11.5x	6.0x	3.4x	2.2x	— (3)	— (3)
Amount of earnings deficiency for coverage of fixed charges	—	—	—	—	$51.5	$55.3

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding minority interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/writeoff of debt issuance costs and portion of rental expense representative of interest factor.

(2)	There are no shares of preferred stock outstanding.

(3)	Less than 1.0x.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

          This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which may be senior or subordinated, and the guarantees of the debt securities by one or more of our subsidiaries;

•	warrants to purchase our debt securities, preferred stock, depositary shares and common stock; and

•	our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock.

Prospectus Supplements

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

          Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement.

Legal Ownership of Securities

          Holders of Securities

          Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

          We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

          As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “—Global Securities” below.

          Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

          Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

          For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

          When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

          Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

          What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

          A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

          Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

          If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•

brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

          Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.

          The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

          A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

          We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement the trustee under the indentures will be HSBC Bank USA, National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including whether any series is guaranteed and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

          Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Terex Corporation, and, unless otherwise specified in a prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

          The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

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whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	if a person other than HSBC Bank USA, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

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if other than as set forth in the indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

          This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

          We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

          Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE CAPITAL STOCK

          Our authorized capital stock consists of 350,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2007, there were 106,097,570 shares of common stock issued and 102,772,092 shares of common stock outstanding. Of the unissued shares of common stock at that date, 4,004,397 shares were reserved for issuance for the exercise of stock options and the vesting of restricted stock. As of September 30, 2007, there were no shares of preferred stock outstanding.

Common Stock

          The following is a summary of the material terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our restated certificate of incorporation and amended and restated bylaws.

          Each outstanding share of our common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock have equal ratable rights to any dividends that may be declared by the board of directors out of legally available funds.

          Holders of our common stock have no conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding shares of our common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

          Our restated certificate of incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

          Our amended and restated bylaws provide that our stockholders must provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meeting. This provision could be considered an “anti-takeover” provision.

          Our common stock is traded on the New York Stock Exchange under the symbol “TEX.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock

          The following describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

          Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and any applicable prospectus supplement will describe:

•	the distinctive serial designation and the number of shares;

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the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

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the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

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whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

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whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

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any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

          The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

          We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock with the amount of the fractional interest to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

          The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

          The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE SECURITIES WARRANTS

          This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

          If securities warrants for the purchase of senior debt securities or subordinated debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the senior debt securities or subordinated debt securities that can be purchased upon exercise;

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the designation and terms of any series of senior debt securities or subordinated debt securities with which the securities warrants are being offered and the number of securities warrants offered with each senior debt security or subordinated debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the series of senior debt securities or subordinated debt securities;

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the principal amount of the series of senior debt securities or subordinated debt securities that can be purchased upon exercise and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

          If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of the Capital Stock – Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock.”

PLAN OF DISTRIBUTION

General

          The Registrants may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

          A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

          The Registrants may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from the Registrants or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

          If the Registrants use an underwriter or underwriters in the sale of particular securities, the Registrants will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

          Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from the Registrants and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

          The Registrants may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by the Registrants against various liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

          Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us or our affiliates from time to time in the ordinary course of business.

Delayed Delivery Contracts

          The Registrants may authorize underwriters or other persons acting as its agents to solicit offers by institutions to purchase securities from the Registrants pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the Registrants must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

          If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

          The Registrants make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the Registrants make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

          Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and by Eric I Cohen, Esq., General Counsel of the Company.

EXPERTS

          The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.